Filed Pursuant to Rule 424(b)(2)
Registration No. 333-181718

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be offered	Maximum aggregate offering price	Amount of registration fee
6.125% Senior Notes due 2018	$500,000,000	$68,200.00(1)

(1)	The filing fee of $68,200.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 25, 2012)

$500,000,000

US Airways Group, Inc.

6.125% Senior Notes due 2018

The notes will bear interest at a rate of 6.125% per year. Interest on the notes is payable on June 1 and December 1 of each year, beginning on December 1, 2013. The notes will mature on June 1, 2018. Our obligations under the notes will be fully and unconditionally guaranteed by our wholly owned subsidiary, US Airways, Inc. (the “Guarantor”). In addition, if and only if the contemplated merger with AMR Corporation is consummated, AMR Corporation and American Airlines, Inc. (but not any subsidiaries of American Airlines, Inc. or other subsidiaries of AMR Corporation) will be required to fully and unconditionally guarantee our obligations under the notes. See “Description of Notes—The Note Guarantee.”

We may redeem the notes, in whole or in part at any time, at the redemption price set forth in this prospectus supplement. See “Description of Notes—Optional Redemption.” If we or the Guarantor undergo certain change of control transactions (not including the contemplated merger transaction with AMR Corporation), we must offer to repurchase the notes. See “Description of Notes—Certain Covenants—Change of Control Offer to Purchase.”

The notes will be our senior unsecured obligations and the note guarantee will be the senior unsecured obligation of the Guarantor. The notes and the note guarantee will rank pari passu in right of payment with all of our and the Guarantor’s respective existing and future senior indebtedness and senior in right of payment to all of our and the Guarantor’s respective future senior subordinated and subordinated indebtedness. The notes and the note guarantee will be effectively subordinated to all of our and the Guarantor’s respective existing and future secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The notes will also be structurally subordinated to all existing and future indebtedness of our non-guarantor subsidiaries. If the contemplated merger with AMR Corporation is consummated and AMR Corporation and American Airlines, Inc. provide note guarantees, these note guarantees will rank pari passu in right of payment with all of AMR Corporation’s and American Airlines, Inc.’s existing and future senior indebtedness and senior in right of payment to all of AMR Corporation’s and American Airlines, Inc.’s future senior subordinated and subordinated indebtedness. These note guarantees will be effectively subordinated to all of AMR Corporation’s and American Airlines, Inc.’s secured indebtedness to the extent of the value of the assets pledged to secure those obligations. These note guarantees will also be structurally subordinated to all of the indebtedness of AMR Corporation’s and American Airlines, Inc.’s non-guarantor subsidiaries. All indebtedness existing at AMR Corporation and its subsidiaries at the time the contemplated merger with AMR Corporation is consummated will be permitted under the indenture governing the notes. See “Description of Notes—Ranking of the Notes and the Note Guarantee.”

Prior to this offering, there has been no public market for these notes. The notes will not be listed on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price (1)	100.00%	$500,000,000
Underwriting Discount	1.25%	$6,250,000
Proceeds to US Airways Group, Inc. (before expenses)	98.75%	$493,750,000

(1) Plus accrued interest, if any, from May 24, 2013. Interest on the notes will accrue from May 24, 2013.

The underwriters expect to deliver the notes to purchasers on or about May 24, 2013, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Citigroup	Barclays	Goldman, Sachs & Co.	Morgan Stanley	Credit Suisse

May 21, 2013

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information about our debt securities, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus supplement, all references to “we,” “us,” “our,” “US Airways Group,” the “Company” and similar designations refer to US Airways Group, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. References to “US Airways” or the “Guarantor” refer to US Airways, Inc.

S-ii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and in the accompanying prospectus and other materials filed or to be filed with the Securities and Exchange Commission (“SEC”) (or otherwise made by US Airways Group, US Airways or on our behalf) should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this prospectus supplement and in the accompanying prospectus and in other materials filed or to be filed with the SEC (or otherwise made by US Airways Group, US Airways or on our behalf), forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, our outlook, expected fuel costs, the revenue and pricing environment, and our expected financial performance and liquidity position. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors,” and the following:

•	the impact of significant operating losses in the future;

•	downturns in economic conditions that adversely affect our business;

•	the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel;

•	competitive practices in the industry, including the impact of industry consolidation;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates;

•	our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments;

•	any failure to comply with the liquidity covenants contained in our financing arrangements;

•	provisions in our credit card processing and other commercial agreements that may affect our liquidity;

•	the impact of union disputes, employee strikes and other labor-related disruptions;

•	our inability to maintain labor costs at competitive levels;

•	interruptions or disruptions in service at one or more of our hub airports;

•	regulatory changes affecting the allocation of slots;

•	our reliance on third-party regional operators or third-party service providers;

•

our reliance on, and costs, rights and functionality of, third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents;

•	the impact of extensive government regulation;

•	the impact of heavy taxation;

•	the impact of changes to our business model;

•	the loss of key personnel or our ability to attract and retain qualified personnel;

•	the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns;

•	our ability to operate and grow our route network;

S-iii

•	the impact of environmental regulation;

•	our reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems;

•	costs of ongoing data security compliance requirements and the impact of any significant data security breach;

•	the impact of any accident involving our aircraft or the aircraft of our regional operators;

•	delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity;

•	our dependence on a limited number of suppliers for aircraft, aircraft engines and parts;

•	the impact of changing economic and other conditions and the seasonality of our business;

•	the impact of possible future increases in insurance costs or reductions in available insurance coverage;

•	the impact of global events that affect travel behavior, such as an outbreak of a contagious disease;

•	the impact of foreign currency exchange rate fluctuations;

•	our ability to use net operating losses (“NOLs”) and certain other tax attributes;

•	risks relating to our anticipated merger with AMR Corporation (“AMR”); and

•	other risks and uncertainties listed from time to time in our reports to and filings with the SEC.

These forward-looking statements are qualified in their entirety by reference to the risks and uncertainties discussed in the “Risk Factors” section and elsewhere in this prospectus supplement and in the accompanying prospectus and other materials filed or to be filed with the SEC (or otherwise made by US Airways Group, US Airways or on our behalf). There may be other factors not identified above, or in “Risk Factors,” of which we are not currently aware, that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these estimates other than as required by law. Any forward-looking statements expressed herein speak only as of the date of this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and the offering of the notes. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

US Airways Group

US Airways Group is a holding company whose primary business activity is the operation of a major network air carrier through its wholly owned subsidiaries US Airways, Piedmont Airlines, Inc. (“Piedmont”), PSA Airlines, Inc. (“PSA”), Material Services Company, Inc. (“MSC”) and Airways Assurance Limited (“AAL”).

We operate the fifth largest airline in the United States as measured by domestic revenue passenger miles and available seat miles. We have hubs in Charlotte, Philadelphia, Phoenix and Washington, D.C. at Ronald Reagan Washington National Airport. We offer scheduled passenger service on more than 3,100 flights daily to 198 communities in the United States, Canada, Mexico, Europe, the Middle East, the Caribbean, and Central and South America. We also have an established East Coast route network, including the US Airways Shuttle service. For the three months ended March 31, 2013, we had approximately 14 million passengers boarding our mainline flights. As of March 31, 2013, we operated 346 mainline jets and were supported by our regional airline subsidiaries and affiliates operating as US Airways Express under capacity purchase agreements, which operated 238 regional jets and 44 turboprops. Our prorate carriers operated four regional jets at March 31, 2013.

We are a Delaware corporation formed in 1982 whose origins trace back to the formation of All American Aviation in 1939. Our principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 693-0800, and our internet address is www.usairways.com. Our wholly owned subsidiary, US Airways, is also a Delaware corporation. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Recent Developments

On February 13, 2013, we entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with AMR and a wholly owned subsidiary of AMR (“Merger Sub”), which provides for a business combination of AMR and US Airways Group. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into US Airways Group (the “Merger”), with US Airways Group as the surviving corporation and as a wholly owned subsidiary of AMR. The Merger Agreement and the transactions contemplated thereby, including the Merger, are to be effected pursuant to a plan of reorganization (the “Reorganization Plan”) of AMR and certain of its direct and indirect domestic subsidiaries (the “Debtors”) in connection with their currently pending cases under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On May 10, 2013, the Bankruptcy Court entered an order entitled “Order Authorizing and Approving (i) Merger Agreement Among AMR Corporation, AMR Merger Sub, Inc., and US Airways Group, Inc., (ii) Debtors’ Execution of and Performance under Merger Agreement, (iii) Certain Employee Compensation and Benefit Arrangements, (iv) Termination Fees, and (v) Related Relief.” Upon entry of this order, the Merger Agreement became effective and binding on, and enforceable against, each of the parties thereto retroactive to February 13, 2013. The Reorganization Plan is subject to confirmation and consummation in accordance with the requirements of the Bankruptcy Code. Consummation of the Merger is also subject to customary conditions, including approval of our stockholders and certain regulatory approvals. For additional information on the Merger and the Merger Agreement, see “Recent Developments” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, incorporated by reference herein.

On May 16, 2013, US Airways, Inc. launched the syndication process for a new term loan credit facility (the “New Credit Facility”) among US Airways, as borrower, US Airways Group and certain subsidiaries of US Airways Group (other than the borrower) party to the agreement from time to time, as guarantors, Citicorp North America, Inc., as Administrative Agent, the lenders party to the agreement from time to time, Citigroup Global Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, Barclays Bank PLC, as Joint Lead Arranger, Joint Bookrunner and Syndication Agent, Goldman Sachs Bank USA, as Joint Bookrunner and Documentation Agent, and Morgan Stanley Senior Funding, Inc., as Joint Bookrunner and Documentation Agent. The New Credit Facility is expected to close on or about May 22, 2013 (the “Term Loan Closing Date”) and the proceeds thereof will be applied to repay the US Airways Group’s existing senior credit facility and certain other secured debt of US Airways with remaining proceeds to be used for general corporate purposes.

The New Credit Facility is expected to consist of $1.0 billion of tranche B-1 term loans (“Tranche B-1”) and $600 million of tranche B-2 term loans (“Tranche B-2”). The New Credit Facility is prepayable at any time after the Term Loan Closing Date with a premium of 1% applicable to certain prepayments made prior to the date that is 6 months following the Term Loan Closing Date.

The New Credit Facility is expected to bear interest at an index rate plus an applicable index margin or, at US Airways’ option, LIBOR plus an applicable LIBOR margin for interest periods of one, two, three or six months. The applicable index margin, subject to adjustment, is expected to be 3.25% with respect to the tranche B-1 term loans and 2.50% with respect to the tranche B-2 term loans, in each case, subject to a step down, in each case, of 0.25% if the Merger has been consummated.

Tranche B-1 is expected to mature six years following the Term Loan Closing Date and Tranche B-2 is expected to mature three and a half years following the Term Loan Closing Date, and in each case, are repayable in annual installments, to be paid on each anniversary of the closing date of the respective tranche, in an amount equal to 1% of the initial aggregate principal amount of the loans of such tranche with any unpaid balance due on the maturity date of the respective tranche.

The obligations of US Airways under the New Credit Facility are expected to be secured by liens on (a) certain route authorities to operate between Philadelphia, on the one hand, and London, England, on the other hand, (b) certain take-off and landing rights at London’s Heathrow airport, LaGuardia and Ronald Reagan Washington National airports, (c) accounts receivable, (d) certain aircraft, (e) certain engines, and (f) spare parts and ground service equipment. US Airways will have the ability to add certain types of collateral and, subject to certain conditions described below, release certain types of collateral, in each case, at its discretion. In addition, US Airways will have the ability to release certain subsidiary guarantors from their obligations under the New Credit Facility upon the sale of such subsidiary guarantors.

In addition, the New Credit Facility is expected to include negative covenants that restrict the ability of US Airways Group and its subsidiaries party to the New Credit Facility to, among other things, incur liens on the collateral, issue preferred stock, pay dividends, make certain other payments or make certain investments, in each case, subject to certain carve-outs. In addition, the New Credit Facility will require US Airways Group to maintain required consolidated unrestricted cash and cash equivalents levels and a required collateral coverage ratio.

Upon the consummation of the Merger, AMR (or its successor) and American Airlines, Inc. will be required to join the New Credit Facility as obligors but will not be required to pledge any collateral other than at the discretion of US Airways. Following the joinder, certain dollar limited exceptions to restrictive covenants and certain cross-default thresholds will automatically be increased by a factor of three.

The New Credit Facility contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the New Credit Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to US Airways Group, US Airways is required to repay the loans outstanding under the New Credit Facility.

THE OFFERING

The summary below describes the principal terms of the notes and the note guarantee. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	US Airways Group, Inc.

Notes Offered	$500,000,000 aggregate principal amount of 6.125% Senior Notes due 2018.

Maturity Date	June 1, 2018.

Issue Price	100.00% plus accrued and unpaid interest, if any from May 24, 2013.

Interest and Payment Dates	Interest on the notes will accrue at a rate of 6.125% per annum on the principal amount from the date of original issuance of the notes, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013.

Guarantor	The notes will be fully and unconditionally guaranteed by US Airways, Inc. In addition, if and only if the Merger is consummated, AMR and American Airlines, Inc. (but not any subsidiaries of American Airlines, Inc. or other subsidiaries of AMR Corporation) will be required to fully and unconditionally guarantee our obligations under the notes. See “Description of Notes—The Note Guarantee.”

Ranking

The notes and the note guarantee will rank pari passu in right of payment with all of our and the Guarantor’s respective existing and future senior indebtedness and senior in right of payment to all of our and the Guarantor’s respective future senior subordinated and subordinated indebtedness. The notes and the note guarantee will be effectively subordinated to all of our and the Guarantor’s respective existing and future secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The notes will also be structurally subordinated to all existing and future indebtedness of our non-guarantor subsidiaries. If the Merger is consummated and AMR and American Airlines, Inc. provide note guarantees, these note guarantees will rank pari passu in right of payment with all of AMR’s and American Airlines, Inc.’s existing and future senior indebtedness and senior in right of payment to all of AMR’s and American Airlines, Inc.’s future senior subordinated and subordinated indebtedness. These note guarantees will be effectively subordinated to all of AMR’s and American Airlines, Inc.’s secured indebtedness to the extent of the value of the assets pledged to secure those obligations. These note guarantees will also be structurally subordinated to all of the indebtedness of AMR’s and American Airlines, Inc.’s non-guarantor subsidiaries. All indebtedness existing at AMR and its subsidiaries at the time the Merger is consummated will be permitted under the indenture governing the notes.

As of March 31, 2013, on a pro forma basis after giving effect to the offering of the notes, we and the Guarantor would have had approximately $5.4 billion in indebtedness and capital lease obligations, of which approximately $4.5 billion would have been secured indebtedness. For the three months ended March 31, 2013, our non-guarantor subsidiaries generated less than 1% of our operating revenues and less than 1% of our earnings from operations, and as of March 31, 2013 our non-guarantor subsidiaries held approximately 2% of our total assets (excluding intercompany receivables) and had approximately 1% of our total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the notes.

Optional Redemption	We may, at our option, redeem the notes, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed and (2) a make whole amount, if any, plus in either case accrued and unpaid interest, if any, to (but not including) the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control Offer	In the event of a specified Change of Control (not including the Merger), each holder of notes may require us to repurchase its notes in whole or in part at a repurchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the repurchase date. See “Description of Notes—Certain Covenants—Change of Control Offer to Purchase” and “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon the occurrence of certain change of control transactions.”

Certain Covenants

The notes will be issued under an indenture containing covenants that, among other things, will restrict the ability of US Airways Group (and to the extent the Merger is consummated, the ability of AMR) and the ability of its restricted subsidiaries to:

•    pay dividends, redeem or repurchase stock or make other distributions or restricted payments;

•    repay subordinated indebtedness;

•    make certain loans and investments;

•    incur indebtedness or issue preferred stock;

•    merge, consolidate or sell assets;

•    undergo certain change of control transactions; and

•    designate subsidiaries as unrestricted.

These covenants will be subject to a number of important exceptions and qualifications. For more details regarding these exceptions and qualifications, see “Description of Notes—Certain Covenants.”

Use of Proceeds

The proceeds from this offering will be approximately $493.8 million after deducting underwriting fees and before expenses.

We intend to use the net proceeds from this offering for general corporate purposes.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC, and any such interest may not be exchanged for certificated securities, except in limited circumstances described herein. See “Description of Notes—Form and Settlement; Book-Entry System.”

Absence of a Public Market for the Notes

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange.

U.S. Federal Income Tax Considerations	Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Material United States Federal Income Tax Considerations.”

Trustee	The trustee for the notes is Wilmington Trust, National Association.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for an explanation of certain risks of investing in the notes.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Special Note About Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

Risks Relating to Our Business

Certain risks relating to us and our business are described below and under the heading “Risk Factors” in our reports filed with the SEC that are incorporated by reference in this prospectus supplement, which you should carefully review and consider.

We could experience significant operating losses in the future.

For a number of reasons, including those addressed in these risk factors, we might fail to achieve profitability and might experience significant losses. In particular, the condition of the economy and the high volatility of fuel prices have had and continue to have an impact on our operating results, and increase the risk that we will experience losses.

Downturns in economic conditions adversely affect our business.

Due to the discretionary nature of business and leisure travel spending, airline industry revenues are heavily influenced by the condition of the U.S. economy and economies in other regions of the world. Unfavorable conditions in these broader economies have resulted, and may result in the future, in decreased passenger demand for air travel and changes in booking practices, both of which in turn have had, and may have in the future, a strong negative effect on our revenues. In addition, during challenging economic times, actions by our competitors to increase their revenues can have an adverse impact on our revenues. See “The airline industry is intensely competitive and dynamic” below. Certain labor agreements to which we are a party limit our ability to reduce the number of aircraft in operation, and the utilization of such aircraft, below certain levels. As a result, we may not be able to optimize the number of aircraft in operation in response to a decrease in passenger demand for air travel.

Our business is dependent on the price and availability of aircraft fuel. Continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel could have a significant negative impact on our operating results and liquidity.

Our operating results are materially impacted by changes in the availability, price volatility and cost of aircraft fuel, which represents one of the largest single cost items in our business. Jet fuel market prices have fluctuated substantially over the past several years with market spot prices ranging from a low of approximately $1.87 per gallon to a high of approximately $3.38 per gallon during the period from January 1, 2010 to March 31, 2013.

Because of the amount of fuel needed to operate our airline, even a relatively small increase in the price of fuel can have a material adverse aggregate effect on our costs and liquidity. Due to the competitive nature of the airline industry and unpredictability of the market, we can offer no assurance that we may be able to increase our fares, impose fuel surcharges or otherwise increase revenues sufficiently to offset fuel price increases.

Although we are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability, price volatility or cost of aircraft fuel. Natural disasters, political disruptions or wars involving oil-producing countries, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages, additional fuel price volatility and cost increases in the future.

Historically, we have from time to time entered into hedging arrangements designed to protect against rising fuel costs. Currently, we are not a party to any transactions to hedge our fuel consumption. Our ability to hedge in the future may be limited, particularly if our financial condition provides insufficient liquidity to meet counterparty collateral requirements. Our future fuel hedging arrangements, if any, may not completely protect us against price increases and may be limited in both volume of fuel and duration. Also, a rapid decline in the projected price of fuel at a time when we have fuel hedging contracts in place could adversely impact our short-term liquidity, because hedge counterparties could require that we post collateral in the form of cash or letters of credit. See also the discussion in Part I, Item 3, “Quantitative and Qualitative Disclosures About Market Risk” in our most recent Quarterly Report on Form 10-Q, incorporated by reference herein.

The airline industry is intensely competitive and dynamic.

Our competitors include other major domestic airlines and foreign, regional and new entrant airlines, many of which have more financial resources or lower cost structures than ours, as well as other forms of transportation, including rail and private automobiles. In many of our markets we compete with at least one low-cost air carrier. Our revenues are sensitive to the actions of other carriers in many areas including pricing, scheduling, capacity and promotions, which can have a substantial adverse impact not only on our revenues, but on overall industry revenues. These factors may become even more significant in periods when the industry experiences large losses, as airlines under financial stress, or in bankruptcy, may institute pricing structures intended to achieve near-term survival rather than long-term viability. In addition, because a significant portion of our traffic is short-haul travel, we are more susceptible than other major airlines to competition from surface transportation such as automobiles and trains.

Low-cost carriers have a profound impact on industry revenues. Using the advantage of low unit costs, these carriers offer lower fares in order to shift demand from larger, more-established airlines. Some low-cost carriers, which have cost structures lower than ours, have better financial performance and significant numbers of aircraft on order for delivery in the next few years. These low-cost carriers are expected to continue to increase their market share through growth and, potentially, consolidation, and could continue to have an impact on our overall performance.

Additionally, as mergers and other forms of industry consolidation, including antitrust immunity grants, take place, we might or might not be included as a participant. Depending on which carriers combine and which assets, if any, are sold or otherwise transferred to other carriers in connection with such combinations, our competitive position relative to the post-combination carriers or other carriers that acquire such assets could be harmed. In addition, as carriers combine through traditional mergers or antitrust immunity grants, their route networks will grow, and that growth will result in greater overlap with our network, which in turn could result in lower overall market share and revenues for us. Such consolidation is not limited to the U.S., but could include further consolidation among international carriers in Europe and elsewhere.

See also “—Risks Relating to the Merger and the Combined Company.”

Increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates could adversely affect our liquidity, operating expenses and results.

Concerns about the systemic impact of inflation, the availability and cost of credit, energy costs and geopolitical issues, combined with continued changes in business activity levels and consumer confidence, increased unemployment and volatile oil prices, have contributed to unprecedented levels of volatility in the capital markets. As a result of these market conditions, the cost and availability of credit have been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. These changes in the domestic and global financial markets may increase our costs of financing and adversely affect our ability to obtain financing needed for the acquisition of aircraft that we have contractual commitments to purchase and for other types of financings we may seek in order to refinance debt maturities, raise capital or fund other types of obligations. Any downgrades to our credit rating may likewise increase the cost and reduce the availability of financing.

In addition, we have substantial non-cancelable commitments for capital expenditures, including the acquisition of new aircraft and related spare engines. We have financing commitments for all future Airbus aircraft deliveries.

Further, a substantial portion of our indebtedness bears interest at fluctuating interest rates, primarily based on the London interbank offered rate for deposits of U.S. dollars (“LIBOR”). LIBOR tends to fluctuate based on general economic conditions, general interest rates, Federal Reserve rates and the supply of and demand for credit in the London interbank market. We have not hedged our interest rate exposure and, accordingly, our interest expense for any particular period may fluctuate based on LIBOR and other variable interest rates. To the extent these interest rates increase, our interest expense will increase, in which event we may have difficulties making interest payments and funding our other fixed costs, and our available cash flow for general corporate requirements may be adversely affected. See also the discussion of interest rate risk in Part I, Item 3, “Quantitative and Qualitative Disclosures About Market Risk” in our most recent Quarterly Report on Form 10-Q, incorporated by reference herein.

Our high level of fixed obligations limits our ability to fund general corporate requirements and obtain additional financing, limits our flexibility in responding to competitive developments and increases our vulnerability to adverse economic and industry conditions.

We have a significant amount of fixed obligations, including debt, aircraft leases and financings, aircraft purchase commitments, leases and developments of airport and other facilities and other cash obligations. We also have certain guaranteed costs associated with our express operations. Our existing indebtedness is secured by substantially all of our assets.

As a result of the substantial fixed costs associated with these obligations:

•	a decrease in revenues results in a disproportionately greater percentage decrease in earnings;

•	we may not have sufficient liquidity to fund all of these fixed costs if our revenues decline or costs increase; and

•	we may have to use our working capital to fund these fixed costs instead of funding general corporate requirements, including capital expenditures.

These obligations also impact our ability to obtain additional financing, if needed, and our flexibility in the conduct of our business.

Any failure to comply with the liquidity covenants contained in our financing arrangements would likely have a material adverse effect on our business, financial condition and results of operations.

The terms of our Citicorp credit facility and certain of our other financing arrangements require us to maintain consolidated unrestricted cash and cash equivalents of not less than $850 million, with not less than

$750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of that amount held in accounts subject to control agreements.

Our ability to comply with these covenants while paying the fixed costs associated with our contractual obligations and our other expenses will depend on our operating performance and cash flow, which are seasonal, as well as factors including fuel costs and general economic and political conditions.

The factors affecting our liquidity (and our ability to comply with related covenants) will remain subject to significant fluctuations and uncertainties, many of which are outside our control. Any breach of our liquidity covenants or failure to timely pay our obligations could result in a variety of adverse consequences, including the acceleration of our indebtedness, the withholding of credit card proceeds by our credit card processors and the exercise of remedies by our creditors and lessors. In such a situation, it is unlikely that we would be able to fulfill our contractual obligations, repay the accelerated indebtedness, make required lease payments or otherwise cover our fixed costs.

If our financial condition worsens, provisions in our credit card processing and other commercial agreements may adversely affect our liquidity.

We have agreements with companies that process customer credit card transactions for the sale of air travel and other services. These agreements allow these processing companies, under certain conditions, to hold an amount of our cash (referred to as a “holdback”) equal to some or all of the advance ticket sales that have been processed by that company, but for which we have not yet provided the air transportation. We are currently subject to certain holdback requirements. These holdback requirements can be modified at the discretion of the processing companies upon the occurrence of specific events, including material adverse changes in our financial condition. An increase in the current holdback balances to higher percentages up to and including 100% of relevant advanced ticket sales could materially reduce our liquidity. Likewise, other of our commercial agreements contain provisions that allow other entities to impose less favorable terms, including the acceleration of amounts due, in the event of material adverse changes in our financial condition.

Union disputes, employee strikes and other labor-related disruptions may adversely affect our operations.

Relations between air carriers and labor unions in the United States are governed by the Railway Labor Act (“RLA”). Under the RLA, collective bargaining agreements generally contain “amendable dates” rather than expiration dates, and the RLA requires that a carrier maintain the existing terms and conditions of employment following the amendable date through a multi-stage and usually lengthy series of bargaining processes overseen by the National Mediation Board (“NMB”).

If no agreement is reached during direct negotiations between the parties, either party may request that the NMB appoint a federal mediator. The RLA prescribes no timetable for the direct negotiation and mediation processes, and it is not unusual for those processes to last for many months or even several years. If no agreement is reached in mediation, the NMB in its discretion may declare that an impasse exists and proffer binding arbitration to the parties. Either party may decline to submit to arbitration, and if arbitration is rejected by either party, a 30-day “cooling off” period commences. During or after that period, a Presidential Emergency Board (“PEB”) may be established, which examines the parties’ positions and recommends a solution. The PEB process lasts for 30 days and is followed by another 30-day “cooling off” period. At the end of a “cooling off” period, unless an agreement is reached or action is taken by Congress, the labor organization may exercise “self-help,” such as a strike, which could materially adversely affect our ability to conduct our business and our financial performance.

We are currently in negotiations with the unions representing our fleet service employees, our passenger service employees, our mechanic, stock clerk and related employees, our maintenance training instructors, our flight crew training instructors and our flight simulator engineers. On February 8, 2013, the US Airways pilots represented by the US Airline Pilots Association voted to ratify a memorandum of understanding (“MOU”) that will become effective in the event the Merger is consummated. If the Merger is completed, the MOU provides a six-year agreement for the pilots of the combined post-Merger carrier. In addition, our express subsidiary, Piedmont, is in negotiations with the unions representing its flight attendants and its mechanics. All negotiations except those involving the Piedmont mechanics are being overseen by the NMB. None of these unions presently may lawfully engage in concerted refusals to work, such as strikes, slow-downs, sick-outs or other similar activity, against us. Nonetheless, there is a risk that disgruntled employees, either with or without union involvement, could engage in one or more concerted refusals to work that could individually or collectively harm the operation of our airline and impair our financial performance. For example, on September 28, 2011, the U.S. District Court in Charlotte granted a preliminary injunction, which was subsequently converted to a permanent injunction, enjoining the labor union representing our pilots from engaging in an illegal work slowdown.

The inability to maintain labor costs at competitive levels would harm our financial performance.

Currently, our labor costs are very competitive relative to the other hub-and-spoke carriers. However, we cannot provide assurance that labor costs going forward will remain competitive because some of our agreements are amendable now and others may become amendable, competitors may significantly reduce their labor costs or we may agree to higher-cost provisions in our current or future labor negotiations. Approximately 83% of the employees within US Airways Group are represented for collective bargaining purposes by labor unions. Some of our unions have brought and may continue to bring grievances to binding arbitration, including related to wages. Unions may also bring court actions and may seek to compel us to engage in bargaining processes where we believe we have no such obligation. If successful, there is a risk these judicial or arbitral avenues could create material additional costs that we did not anticipate.

Interruptions or disruptions in service at one of our hub airports could have a material adverse impact on our operations.

We operate principally through hubs in Charlotte, Philadelphia, Phoenix and Washington, D.C. Substantially all of our flights either originate in or fly into one of these locations. A significant interruption or disruption in service at one of our hubs resulting from air traffic control delays, weather conditions, natural disasters, growth constraints, relations with third-party service providers, failure of computer systems, facility disruptions, labor relations, fuel supplies, terrorist activities or otherwise could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, operations and financial performance.

Regulatory changes affecting the allocation of slots could have a material adverse impact on our operations.

Operations at four major domestic airports, certain smaller domestic airports and certain foreign airports served by us are regulated by governmental entities through the use of “slots” or similar regulatory mechanisms which limit the rights of carriers to conduct operations at those airports. Each slot represents the authorization to land at or take off from the particular airport during a specified time period and may have other operational restrictions as well. In the United States, the Federal Aviation Administration (“FAA”) currently regulates the allocation of slot or slot exemptions at Ronald Reagan Washington National Airport (“Washington National”) and three New York City airports: Newark, JFK and LaGuardia. Our operations at these airports generally require the allocation of slots or similar regulatory authority. Similarly, our operations at international airports in Frankfurt, London Heathrow, Paris and other airports outside the United States are regulated by local slot authorities pursuant to the International Air Transport Association’s Worldwide Scheduling Guidelines and applicable local law.

We currently have sufficient slots or similar authority to operate our existing flight schedule and have generally been able to acquire the necessary rights to expand flights and to change our schedules, although some airports are more challenging than others in terms of the cost and availability of additional authority necessary to expand operations. There is no assurance, however, that we will be able to do so in the future because, among other reasons, such allocations are subject to changes in government policy. The FAA is planning a new rulemaking in 2013 to update the current rules governing the New York City airports. As the new proposal has not been released yet, we cannot state that the new proposed rules, if finalized, would not have a material impact on our operations.

If we incur problems with any of our third-party regional operators or third-party service providers, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.

A significant portion of our regional operations are conducted by third-party operators on our behalf, primarily under capacity purchase agreements. Due to our reliance on third parties to provide these essential services, we are subject to the risks of disruptions to their operations, which may result from many of the same risk factors disclosed in this prospectus supplement, such as the impact of adverse economic conditions, and other risk factors, such as a bankruptcy restructuring of any of the regional operators. We may also experience disruption to our regional operations if we terminate the capacity purchase agreement with one or more of our current operators and transition the services to another provider. As our regional segment provides revenues to us directly and indirectly (by providing flow traffic to our hubs), any significant disruption to our regional operations would have a material adverse effect on our business, results of operations and financial performance.

In addition, our reliance upon others to provide essential services on behalf of our operations may result in our relative inability to control the efficiency and timeliness of contract services. We have entered into agreements with contractors to provide various facilities and services required for our operations, including express flight operations, aircraft maintenance, ground services and facilities, reservations and baggage handling. Similar agreements may be entered into in any new markets we decide to serve. These agreements are generally subject to termination after notice by the third-party service provider. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers. Recent volatility in fuel prices, disruptions to capital markets and the current economic downturn in general have subjected certain of these third-party service providers to strong financial pressures. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, financial condition and results of operations.

We rely on third-party distribution channels and must manage effectively the costs, rights and functionality of these channels.

We rely on third-party distribution channels, including those provided by or through global distribution systems, or GDSs (e.g., Amadeus, Sabre and Travelport), conventional travel agents and online travel agents, or OTAs (e.g., Expedia, Orbitz and Travelocity), to distribute a significant portion of our airline tickets and we expect in the future to continue to rely on these channels and hope to expand their ability to distribute and collect revenues for ancillary products (e.g., fees for selective seating). These distribution channels are more expensive and at present have less functionality in respect of ancillary product offerings than those we operate ourselves, such as our call centers and our website. Certain of these distribution channels also effectively restrict the manner in which we distribute our products generally. To remain competitive, we will need to manage successfully our distribution costs and rights, increase our distribution flexibility and improve the functionality of third-party distribution channels, while maintaining an industry-competitive cost structure. Any inability to manage our third-party distribution costs, rights and functionality at a competitive level or any material diminishment or disruption in the distribution of our tickets could have a material adverse effect on our competitive position and our results of operations.

Further, on April 21, 2011, we filed an antitrust lawsuit against Sabre Holdings Corporation, Sabre Inc. and Sabre Travel International Limited (collectively, “Sabre”) in Federal District Court for the Southern District of

New York. The lawsuit, as amended to date, alleges, among other things, that Sabre has engaged in anticompetitive practices to preserve its monopoly power by restricting our ability to distribute our products to our customers. The lawsuit also alleges that these actions have prevented us from employing new competing technologies and has allowed Sabre to continue to charge us supracompetitive fees. The lawsuit seeks both injunctive relief and money damages. Sabre filed a motion to dismiss the case, which the court denied in part and granted in part in September 2011, allowing two of the four counts in the complaint to proceed. We intend to pursue our claims against Sabre vigorously and to vigorously defend any claims Sabre is permitted to file against us, but there can be no assurance of the outcome of this litigation.

Our business is subject to extensive government regulation, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.

Airlines are subject to extensive domestic and international regulatory requirements. In the last several years, Congress has passed laws, and the U.S. Department of Transportation (“DOT”), the FAA, the Transportation Security Administration (“TSA”) and the Department of Homeland Security have issued a number of directives and other regulations that affect the airline industry. These requirements impose substantial costs on us and restrict the ways we may conduct our business.

For example, the FAA from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that require significant expenditures or operational restrictions. Our failure to timely comply with these requirements has in the past and may in the future result in fines and other enforcement actions by the FAA or other regulators. In addition, the FAA recently issued its final regulations governing pilot rest periods and work hours for all airlines certificated under Part 121 of the Federal Aviation Regulations. The rule, which becomes effective on January 14, 2014, impacts the required amount and timing of rest periods for pilots between work assignments and modifies duty and rest requirements based on the time of day, number of scheduled segments, flight types, time zones, and other factors. These regulations could have a material adverse effect on us and the industry upon implementation.

Recent DOT consumer rules require new procedures for customer handling during long onboard delays, further regulate airline interactions with passengers through the reservations process, at the airport and on board the aircraft, and require new disclosures concerning airline fares and ancillary fees such as baggage fees. The DOT has been aggressively investigating alleged violations of these new rules. Other DOT rules apply to post-ticket purchase price increases and an expansion of tarmac delay regulations to international airlines.

The Aviation and Transportation Security Act mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, most of which are funded by a per-ticket tax on passengers and a tax on airlines.

The results of our operations, demand for air travel, and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:

•	changes in law which affect the services that can be offered by airlines in particular markets and at particular airports, or the types of fees that can be charged to passengers;

•	the granting and timing of certain governmental approvals (including antitrust or foreign government approvals) needed for codesharing alliances and other arrangements with other airlines;

•	restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail an airline’s ability to respond to a competitor);

•	the adoption of new passenger security standards or regulations that impact customer service standards (for example, a “passenger bill of rights”);

•	restrictions on airport operations, such as restrictions on the use of takeoff and landing slots at airports or the auction or reallocation of slot rights currently held by US Airways Group; and

•	the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to airline operations and, in some cases, may reduce the demand for air travel. There can be no assurance that our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.

In April 2013, the FAA announced the imposition of furloughs that resulted in reduced staffing, including among air traffic controllers, in connection with its implementation of budget reductions related to the federal government’s response to the so-called “sequester” of government funding. These furloughs have been suspended as a result of Congressional legislation. However, we cannot predict whether there will be further furloughs or the impact of any such furloughs on our business. Any significant reduction in air traffic capacity at key airports in the U.S. could have a material adverse effect on our operations and financial results.

In addition, the air traffic control system is not successfully managing the growing demand for U.S. air travel. Air traffic controllers rely on outdated technologies that routinely overwhelm the system and compel airlines to fly inefficient, indirect routes. On February 14, 2012, the FAA Modernization and Reform Act of 2012 was signed. The law provides funding for the FAA to rebuild its air traffic control system, including switching from radar to a GPS-based system. It is uncertain when any improvements to the air traffic control system will take effect. Failure to update the air traffic control system in a timely manner and the substantial funding requirements that may be imposed on airlines of a modernized air traffic control system may have a material adverse effect on our business.

The ability of U.S. airlines to operate international routes is subject to change because the applicable arrangements between the U.S. and foreign governments may be amended from time to time and appropriate slots or facilities may not be made available. We currently operate on a number of international routes under government arrangements that limit the number of airlines permitted to operate on the route, the capacity of the airlines providing services on the route, or the number of airlines allowed access to particular airports. If an open skies policy were to be adopted for any of these routes, such an event could have a material adverse impact on us and could result in the impairment of material amounts of our related tangible and intangible assets. In addition, competition from revenue-sharing joint ventures, joint business agreements, and other alliance arrangements by and among other airlines could impair the value of our business and assets on the open skies routes. For example, the open skies air services agreement between the U.S. and the European Union (“EU”), which took effect in March 2008, provides airlines from the U.S. and EU member states open access to each other’s markets, with freedom of pricing and unlimited rights to fly from the U.S. to any airport in the EU, including London’s Heathrow Airport. As a result of the agreement, we face increased competition in these markets, including Heathrow Airport. In addition, the open skies agreement between the U.S. and Brazil, which was signed in 2010 and takes full effect in 2015, has resulted in increased competition in the U.S./Brazil market.

The airline industry is heavily taxed.

The airline industry is subject to extensive government fees and taxation that will negatively impact our revenue. The U.S. airline industry is one of the most heavily taxed of all industries. These fees and taxes have grown significantly in the past decade for domestic flights, and various U.S. fees and taxes also are assessed on international flights. For example, as permitted by federal legislation, most major U.S. airports impose a passenger facility charge per passenger on us. In addition, the governments of foreign countries in which we operate impose on U.S. airlines, including us, various fees and taxes, and these assessments have been increasing in number and amount in recent years. Moreover, we are obligated to collect a federal excise tax, commonly referred to as the “ticket tax,” on domestic and international air transportation. We will collect the excise tax, along with certain other U.S. and foreign taxes and user fees on air transportation (such as a per-ticket tax on passengers to fund the TSA), and pass along the collected amounts to the appropriate governmental agencies. Although these taxes are not operating expenses, they represent an additional cost to our customers. There are continuing efforts in Congress and in other countries to raise different portions of the various taxes, fees, and charges imposed on airlines and their passengers. Increases in such taxes, fees, and charges could negatively impact our business, financial condition, and results of operations.

Under recent DOT regulations, all governmental taxes and fees must be included in the fares we quote or advertise to our customers. Due to the competitive revenue environment, many increases in these fees and taxes have been absorbed by the airline industry rather than being passed on to the customer. Further increases in fees and taxes may reduce demand for air travel, and thus our revenues.

Changes to our business model that are designed to increase revenues may not be successful and may cause operational difficulties or decreased demand.

We have implemented several new measures designed to increase revenue and offset costs. These measures include charging separately for services that had previously been included within the price of a ticket and increasing other pre-existing fees. We may introduce additional initiatives in the future; however, as time goes on, we expect that it will be more difficult to identify and implement additional initiatives. We cannot assure you that these new measures or any future initiatives will be successful in increasing our revenues. Additionally, the implementation of these initiatives creates logistical challenges that could harm the operational performance of our airline. Also, the new and increased fees might reduce the demand for air travel on our airline or across the industry in general, particularly if weakened economic conditions continue to make our customers more sensitive to increased travel costs or provide a significant competitive advantage to other carriers that determine not to institute similar charges.

The loss of key personnel upon whom we depend to operate our business or the inability to attract additional qualified personnel could adversely affect the results of our operations or our financial performance.

We believe that our future success will depend in large part on our ability to attract and retain highly qualified management, technical and other personnel. We may not be successful in retaining key personnel or in attracting and retaining other highly qualified personnel. Any inability to retain or attract significant numbers of qualified management and other personnel could adversely affect our business.

We may be adversely affected by conflicts overseas or terrorist attacks; the travel industry continues to face ongoing security concerns.

Acts of terrorism or fear of such attacks, including elevated national threat warnings, wars or other military conflicts, may depress air travel, particularly on international routes, and cause declines in revenues and increases in costs. The attacks of September 11, 2001 and continuing terrorist threats and attempted attacks materially impacted and continue to impact air travel. Increased security procedures introduced at airports since the attacks and other such measures as may be introduced in the future generate higher operating costs for airlines. The Aviation and Transportation Security Act mandated improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to U.S. Customs and enhanced background checks. A concurrent increase in airport security charges and procedures, such as restrictions on carry-on baggage, has also had and may continue to have a disproportionate impact on short-haul travel, which constitutes a significant portion of our flying and revenue.

Our ability to operate and grow our route network in the future is dependent on the availability of adequate facilities and infrastructure throughout our system and, at some airports, adequate slots.

In order to operate our existing and proposed flight schedule and, where appropriate, add service along new or existing routes, we must be able to maintain and/or obtain adequate gates, ticketing facilities, operations areas, slots (where applicable), and office space. Also, as airports around the world become more congested, we will not always be sure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports throughout our network. Further, our operating costs at airports at which we operate, including our hubs, may increase significantly because of capital improvements at such airports that we may be required to fund, directly or indirectly. In some circumstances, such costs could be imposed by the relevant airport authority without our approval.

Access to slots at several major U.S. and foreign airports to be served by us is subject to government regulation. There is no assurance that we will be able to retain or acquire the necessary rights to operate our desired schedule and change our schedule in the future because, among other reasons, such allocations are subject to changes in government policy. For example, the FAA is planning a new rulemaking in 2013 to modify the current rules limiting flight operations at New York City’s JFK and LaGuardia airports. Any limitation on our ability to acquire or maintain adequate gates, ticketing facilities, operations areas, slots (where applicable), or office space could severely constrain our operations and have a material adverse effect on us.

We are subject to many forms of environmental regulation and may incur substantial costs as a result.

We are subject to increasingly stringent federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those relating to emissions to the air, discharges to surface and subsurface waters, safe drinking water, and the management of hazardous substances, oils and waste materials. Compliance with all environmental laws and regulations can require significant expenditures, and violations can lead to significant fines and penalties.

The U.S. Environmental Protection Agency (“EPA”) has proposed effluent limitation guidelines for airport de-icing fluid. This proposed technology-based rule would require the mitigation of spent de-icing fluid (glycol) discharges through collection and treatment. Airports meeting threshold requirements would have to construct or reconfigure de-icing facilities to capture and treat the fluid. Additionally, the EPA has proposed changes to underground storage tank regulations that could affect certain airport fuel hydrant systems. Airport systems that fall within threshold requirements would need to be modified to meet regulations. Neither rule has been finalized, and cost estimates have not been defined, but US Airways along with other airlines would share a portion of these costs at applicable airports. In addition to the proposed EPA regulations, several U.S. airport authorities are actively engaged in efforts to limit discharges of de-icing fluid to local groundwater, often by requiring airlines to participate in the building or reconfiguring of airport de-icing facilities. Such efforts are likely to impose additional costs and restrictions on airlines using those airports. We do not believe, however, that such environmental developments will have a material impact on our capital expenditures or otherwise adversely affect our operations, operating costs or competitive position.

We are also subject to other environmental laws and regulations, including those that require us to remediate soil or groundwater to meet certain objectives. Under federal law, generators of waste materials, and owners or operators of facilities, can be subject to liability for investigation and remediation costs at locations that have been identified as requiring response actions. Liability under these laws is often strict, joint and several, meaning that we could be liable for the costs of cleaning up environmental contamination regardless of fault or the amount of wastes directly attributable to us. We have liability for such costs at various sites, although the future costs associated with the remediation efforts are currently not expected to have a material adverse effect on our business.

We have various leases and agreements with respect to real property, tanks and pipelines with airports and other operators. Under these leases and agreements, we have agreed to indemnify the lessor or operator against environmental liabilities associated with the real property or operations described under the agreement, even if we are not the party responsible for the initial event that caused the environmental damage. We also participate in leases with other airlines in fuel consortiums and fuel committees at airports, where such indemnities are generally joint and several among the participating airlines.

There is increasing global regulatory focus on climate change and greenhouse gas emissions. For example, the EU has established the Emissions Trading Scheme (“ETS”), the mechanism by which emissions of CO2 are currently regulated in the EU. Since the beginning of 2012, the ETS has required airlines to have emission allowances equal to the amount of carbon dioxide emissions from flights to and from EU member states. In November 2012, the EU announced a one-year derogation on compliance obligations under the ETS for flights between the EU and countries outside the EU pending the adoption of an alternative scheme at the International Civil Aviation Organization (“ICAO”) Assembly in the fall 2013. The final regulatory text for the derogation was ratified by EU Parliament in April 2013 and adopted by the EU Council in April 2013. In addition, President Obama signed legislation in November 2012 which encourages the DOT to seek an international solution through the ICAO, and if necessary, will allow the Secretary of Transportation to prohibit U.S. airlines from participating in the ETS. Should the ICAO fail to reach an agreement at the ICAO assembly, the EU will revert to the original version of the ETS, and all flights in and out of the EU would be automatically covered again for the entire 2013 period, in which case US Airways may be responsible for reporting all 2013 emissions data at that time and for remitting 2013 allowances in April 2014. US Airways does not anticipate any significant emissions credit expenditures in 2013. Beyond 2013, compliance with the ETS could significantly increase our operating costs. However, whether US Airways will ever be required to purchase and redeem emissions credits under the EU scheme is still unknown. Further, the potential impact of ETS on costs will ultimately depend on a number of factors, including baseline emissions, the price of emission credits and the number of future flights subject to ETS. These costs have not been completely defined and will fluctuate. In the U.S., there is an increasing trend toward regulating greenhouse gas emissions directly under the Clean Air Act, and while the EPA’s recent regulatory activity in this area has focused on industries other than aviation, it is possible that future EPA regulations or new legislation could impact airlines. Several states are also considering initiatives to regulate emissions of greenhouse gases, primarily through the planned development of greenhouse gas emissions inventories and/or regional greenhouse gas cap and trade programs. These regulatory efforts, both internationally and in the U.S. at the federal and state levels, are still developing and we cannot yet determine what the final regulatory programs will be in the U.S., the EU or in other areas in which we do business. However, such climate change-related regulatory activity in the future may adversely affect our business and financial results by requiring us to reduce our emissions, purchase allowances or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.

Governmental authorities in several U.S. and foreign cities are also considering or have already implemented aircraft noise reduction programs, including the imposition of nighttime curfews and limitations on daytime take-offs and landings. We have been able to accommodate local noise restrictions imposed to date, but our operations could be adversely affected if locally-imposed regulations become more restrictive or widespread.

We rely heavily on technology and automated systems to operate our business, and any failure of these technologies or systems could harm our business, financial condition or results of operations.

We are highly dependent on technology and automated systems to operate and achieve low operating costs. These technologies and systems include our computerized airline reservation system, flight operations system, financial planning, management and accounting systems, telecommunications systems, website, maintenance systems and check-in kiosks. In order for our operations to work efficiently, our website and reservation system must be able to accommodate a high volume of traffic, maintain secure information and deliver flight information. Substantially all of our tickets are issued to passengers as electronic tickets. We depend on our reservation system, which is hosted and maintained under a long-term contract by a third-party service provider, to be able to issue, track and accept these electronic tickets. If our automated systems are not functioning or if our third-party service providers were to fail to adequately provide technical support, system maintenance or timely software upgrades for any one of our key existing systems, we could experience service disruptions or delays, which could harm our business and result in the loss of important data, increase our expenses and decrease our revenues. In the event that one or more of our primary technology or systems vendors goes into bankruptcy, ceases operations or fails to perform as promised, replacement services may not be readily available on a timely basis, at competitive rates or at all, and any transition time to a new system may be significant. Our automated systems cannot be completely protected against other events that are beyond our control, including natural disasters, computer viruses or telecommunications failures. Substantial or sustained system failures could cause service delays or failures and result in our customers purchasing tickets from other airlines. We cannot assure you that our security measures, change control procedures or disaster recovery plans are adequate to prevent disruptions or delays. Disruption in or changes to these systems could result in a disruption to our business and the loss of important data. Any of the foregoing could result in a material adverse effect on our business, results of operations or financial condition.

Ongoing data security compliance requirements could increase our costs, and any significant data breach could harm our business, financial condition or results of operations.

Our business requires the appropriate and secure utilization of customer and other sensitive information. We cannot be certain that advances in criminal capabilities (including cyber attacks or cyber intrusions over the Internet, malware, computer viruses and the like), discovery of new vulnerabilities or attempts to exploit existing vulnerabilities in our systems, other data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access and store sensitive information. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Furthermore, there has been heightened legislative and regulatory focus on data security in the U.S. and abroad (particularly in the EU), including requirements for varying levels of customer notification in the event of a data breach.

In addition, many of our commercial partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. While we continue our efforts to meet these standards, new and revised standards may be imposed that may be difficult for us to meet and could increase our costs.

Failure to comply with the Payment Card Industry Standards discussed above or other privacy and data use and security requirements of our partners or related laws, rules and regulations to which we are subject may expose us to claims for contract breach, fines, sanctions or other penalties, which could materially and adversely affect our results of operations and overall business. In addition, failure to address appropriately these issues could also give rise to additional legal risks, which, in turn, could increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and cause us to incur further related costs and expenses.

We are at risk of losses and adverse publicity stemming from any accident involving any of our aircraft or the aircraft of our regional operators.

If one of our aircraft, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners were to be involved in an accident, we could be exposed to significant tort liability. The insurance we carry to cover damages arising from any future accidents may be inadequate. In the event that our insurance is not adequate, we may be forced to bear substantial losses from an accident. In addition, any accident involving an aircraft that we operate, an aircraft that is operated under our brand by one of our regional operators or an aircraft that is operated by an airline that is one of our codeshare partners could create a public perception that our aircraft or those of our regional operators or codeshare partners are not safe or reliable, which could harm our reputation, result in air travelers being reluctant to fly on our aircraft or those of our regional operators or codeshare partners and adversely impact our financial condition and operations.

Delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity may adversely impact our operations and financial results.

The success of our business depends on, among other things, the ability to operate an optimum number and type of aircraft. In many cases, the aircraft we intend to operate are not yet in our fleet, but we have contractual commitments to purchase or lease them. If for any reason we were unable to accept or secure deliveries of new aircraft on contractually scheduled delivery dates, this could have a negative impact on our business, operations and financial performance. Our failure to integrate newly purchased aircraft into our fleet as planned might require us to seek extensions of the terms for some leased aircraft. Such unanticipated extensions may require us to operate existing aircraft beyond the point at which it is economically optimal to retire them, resulting in increased maintenance costs. If new aircraft orders are not filled on a timely basis, we could face higher monthly rental rates.

We are dependent on a limited number of suppliers for aircraft, aircraft engines and parts.

We are dependent on a limited number of suppliers for aircraft, aircraft engines and many aircraft and engine parts. As a result, we are vulnerable to any problems associated with the supply of those aircraft, parts and engines, including design defects, mechanical problems, contractual performance by the suppliers, or adverse perception by the public that would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft.

Our business will be affected by many changing economic and other conditions beyond our control, and our results of operations could be volatile and fluctuate due to seasonality.

Our business, financial condition, and results of operations will be affected by many changing economic and other conditions beyond our control, including, among others:

•

actual or potential changes in international, national, regional, and local economic, business and financial conditions, including recession, inflation, higher interest rates, wars, terrorist attacks, or political instability;

•	changes in consumer preferences, perceptions, spending patterns, or demographic trends;

•	changes in the competitive environment due to industry consolidation, changes in airline alliance affiliations, and other factors;

•	actual or potential disruptions to the air traffic control systems, including as a result of “sequestration” or any other interruption in government funding;

•	increases in costs of safety, security, and environmental measures;

•	outbreaks of diseases that affect travel behavior; and

•	weather and natural disasters.

Thus, our results of operations could be volatile and subject to rapid and unexpected change. In addition, due to generally weaker demand for air travel during the winter, our revenues in the first and fourth quarters of the year could be weaker than revenues in the second and third quarters of the year.

Increases in insurance costs or reductions in insurance coverage may adversely impact our operations and financial results.

The terrorist attacks of September 11, 2001 led to a significant increase in insurance premiums and a decrease in the insurance coverage available to commercial air carriers. Accordingly, our insurance costs increased significantly and our ability to continue to obtain insurance even at current prices remains uncertain. In addition, we have obtained third-party war risk (terrorism) insurance through a special program administered by the FAA, resulting in lower premiums than if we had obtained this insurance in the commercial insurance market. The program has been extended, with the same conditions and premiums, until September 30, 2013. If the federal insurance program terminates, we would likely face a material increase in the cost of war risk insurance. The failure of one or more of our insurers could result in a lack of coverage for a period of time. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the claims paying ability of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. Because of competitive pressures in our industry, our ability to pass additional insurance costs to passengers is limited. As a result, further increases in insurance costs or reductions in available insurance coverage could have an adverse impact on our financial results.

We may be adversely affected by global events that affect travel behavior.

Our revenue and results of operations may be adversely affected by global events beyond our control. An outbreak of a contagious disease such as Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other influenza-type illness, if it were to persist for an extended period, could again materially affect the airline industry and us by reducing revenues and impacting travel behavior.

We are exposed to foreign currency exchange rate fluctuations.

As a result of our international operations, we have significant operating revenues and expenses, as well as assets and liabilities, denominated in foreign currencies. Fluctuations in foreign currencies can significantly affect our operating performance and the value of our assets and liabilities located outside of the United States.

The use of our net operating losses and certain other tax attributes could be limited in the future.

When a corporation undergoes an ownership change, as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), a limitation is imposed on the corporation’s future ability to utilize any net operating losses (“NOLs”) generated before the ownership change and certain subsequently recognized “built-in” losses and deductions, if any, existing as of the date of the ownership change. We believe US Airways Group underwent an “ownership change” as defined in Section 382 in February 2007. Since February 2007, there have been additional changes in the ownership of US Airways Group that, if combined with sufficiently large future changes in ownership, could result in another “ownership change” as defined in Section 382. Until US Airways Group has used all of its existing NOLs, future shifts in ownership of US Airways Group’s common stock could result in new Section 382 limitations on the use of our NOLs as of the date of an additional “ownership change.” US Airways Group expects to undergo an ownership change in connection with the Merger with AMR.

See also “—Risks Relating to the Merger and the Combined Company—The use of AMR’s and our respective pre-Merger NOL carryforwards and certain other tax attributes may be limited following the consummation of the Merger.”

Risks Relating to the Merger and the Combined Company

On February 13, 2013, US Airways Group and AMR entered into the Merger Agreement, as described under the caption “Recent Developments” in our quarterly report on Form 10-Q for the Quarterly period ended March 31, 2013, incorporated by reference herein.

The Merger is subject to a number of conditions to our and AMR’s obligations, which, if not fulfilled, may result in termination of the Merger Agreement.

The Merger Agreement contains a number of customary conditions to consummation of the Merger, including that certain representations and warranties be accurate, that certain covenants be fulfilled, that certain consents and regulatory approvals have been obtained, that there are no legal prohibitions against consummation of the Merger, that our stockholders have adopted the Merger Agreement, that an order from the Bankruptcy Court confirming AMR’s Reorganization Plan is in effect, that the Reorganization Plan conforms to the requirements of the Merger Agreement, that secured indebtedness of the Debtors and certain other claims against the Debtors not exceed specified levels, and certain other conditions. Many of the conditions to consummation of the Merger are not within either AMR’s or our control and neither of us can predict when or if these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to October 14, 2013, which date may be extended to December 13, 2013 under certain circumstances, it is possible that the Merger will not be consummated in the expected time frame or that the Merger Agreement may be terminated.

The Merger is subject to the receipt of consents and clearances from certain domestic and foreign regulatory authorities that may impose conditions that could have a material and adverse effect on the combined company, or that could delay or, if not obtained, prevent the completion of the Merger.

Before the Merger can be completed, applicable waiting periods must expire or terminate under antitrust laws and various approvals, consents or clearances must be obtained from certain domestic and foreign regulatory entities, including those regulating the provision of commercial aviation services. In deciding whether to grant antitrust or regulatory clearances, the relevant antitrust authorities will consider the effect of the Merger on competition within their relevant jurisdictions. The terms and conditions of approvals that are granted may impose requirements, limitations, costs or restrictions on the conduct of the combined company’s business following the Merger. There can be no assurance that regulators will not impose terms, conditions, requirements, limitations, costs or restrictions that would delay completion of the Merger, impose additional material costs on or limit the revenues of the combined company, or limit some or all of the synergies and other benefits we anticipate following the Merger. In addition, we cannot provide any assurance that any such terms, conditions, requirements, limitations, costs, or restrictions will not result in a material delay in, or the abandonment of, the Merger.

The Merger is subject to the receipt of numerous approvals, including approvals from US Airways Group’s stockholders and confirmation of AMR’s Reorganization Plan by the Bankruptcy Court. Failure to obtain any of these approvals would prevent the consummation of the Merger.

Before the Merger can be completed, US Airways Group’s stockholders must adopt the Merger Agreement and the Bankruptcy Court must enter an order confirming AMR’s Reorganization Plan. There can be no assurance that these approvals will be obtained. Failure to obtain required approvals within the expected time frame, or having to make significant changes to the structure, terms, or conditions of the Merger to obtain such approvals, may result in a material delay in, or the abandonment of, the Merger.

A lawsuit has been filed against US Airways Group challenging the Merger and an adverse ruling may prevent the Merger from being completed.

US Airways Group, as well as the members of US Airways Group’s board of directors, were named as defendants in a lawsuit brought by a purported class of US Airways Group’s stockholders challenging the proposed Merger and seeking a declaration that the Merger Agreement is unenforceable, an injunction against the proposed Merger (or rescission in the event it has been consummated), imposition of a constructive trust, an award of fees and costs, including attorneys’ and experts’ fees, and other relief.

Additional lawsuits may be filed against us, AMR, and/or our or AMR’s directors in connection with the Merger. One of the conditions to the closing of the Merger is that no order, writ, injunction, decree, or any other legal rules, regulations, directives, or policies will be in effect that prevent completion of the Merger. Consequently, if a settlement or other resolution is not reached in the current and potential lawsuits referenced here and the plaintiffs secure injunctive or other relief prohibiting, delaying, or otherwise adversely affecting the defendants’ ability to complete the Merger, then such injunctive or other relief may prevent the Merger from becoming effective within the expected time frame or at all.

Any delay in completing the Merger could delay the benefits expected to be achieved thereunder.

The need to satisfy conditions and obtain consents, clearances, and approvals for the Merger, as well as any lawsuits related to the Merger, and other events, could delay the consummation of the Merger for a significant period of time or prevent it from occurring. Any delay in consummation of the Merger could cause the combined company to be delayed in realizing some of the synergies and other benefits that the parties anticipate if the Merger is successfully completed within its expected time frame.

Failure to complete the Merger could negatively impact our stock price and our future business and financial results.

If the Merger is not completed, our ongoing business may be adversely affected, and we will be subject to several risks, including the following:

•	we may be required to pay termination fees of $55 million or $195 million under certain circumstances provided in the Merger Agreement;

•

unless and until it is terminated, we will be prohibited by the Merger Agreement from seeking certain strategic alternatives, such as transactions with third parties other than AMR, and could therefore miss attractive alternatives to the Merger;

•	prior to any termination of the Merger Agreement, our operations will be restricted by the terms of the Merger Agreement, which may cause us to forego otherwise attractive business opportunities;

•	we will be required to pay certain costs relating to the Merger, whether or not it is consummated, such as legal, accounting, financial adviser and printing fees, which costs could be substantial; and

•	our management will have focused its attention on negotiating and preparing for the Merger instead of on pursuing other opportunities that could have been beneficial to us.

If the Merger is not completed, we cannot assure you that these risks will not materialize and will not materially and adversely affect our business, financial results, and stock price.

The Merger Agreement contains customary restrictions on our ability to seek other strategic alternatives.

The Merger Agreement contains “no shop” provisions that restrict our ability to initiate, solicit, or knowingly encourage or facilitate competing third-party proposals for any business combination transaction involving a merger of us with another entity or the acquisition of a significant portion of our stock or assets, although we may consider competing, unsolicited proposals and enter into discussions or negotiations regarding such proposals if our board of directors determines that any such acquisition proposal constitutes, or is reasonably likely to lead to, a superior proposal and that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the board of directors to us and our stockholders under applicable law. In addition, AMR generally has an opportunity to offer to modify the terms of the Merger in response to any competing acquisition proposal. If we were to terminate the Merger Agreement to accept a superior proposal, we would be required to pay a termination fee of $55 million to AMR.

These provisions, although customary for these types of transactions, could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of our company from proposing any such acquisition, even if the potential third-party acquirer were prepared to pay consideration with a higher cash or market value than the market value proposed to be received or realized in the Merger or might result in a potential third-party acquirer proposing to pay a lower consideration to our stockholders than it might otherwise have proposed to pay because of the added expense of the $55 million termination fee that would become payable in connection with the termination of the Merger Agreement by us.

If the Merger Agreement is terminated and we decide to seek another business combination, we may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Merger.

The combined company may be unable to integrate our and AMR’s businesses successfully and realize the anticipated benefits of the Merger.

The Merger involves the combination of two companies that currently operate as independent public companies, each of which operates its own international network airline. Historically, the integration of separate airlines has often proven to be more time consuming and to require more resources than initially estimated. The combined company will be required to devote significant management attention and resources to integrating our and AMR’s business practices, cultures, and operations. Potential difficulties the combined company may encounter as part of the integration process include the following:

•	the inability to successfully combine our business with that of AMR in a manner that permits the combined company to achieve the synergies and other benefits anticipated to result from the Merger;

•

the challenge of integrating complex systems, operating procedures, regulatory compliance programs, technology, aircraft fleets, networks, and other assets of the two companies in a manner that minimizes any adverse impact on customers, suppliers, employees, and other constituencies;

•	diversion of the attention of the combined company’s management and other key employees;

•	the challenge of integrating the workforces of the two companies while maintaining focus on providing consistent, high quality customer service and running an efficient operation;

•	disruption of, or the loss of momentum in, the combined company’s ongoing business; and

•

potential unknown liabilities, liabilities that are significantly larger than we currently anticipate and unforeseen increased expenses or delays associated with the Merger, including transition costs to integrate the two businesses that may exceed the approximately $1.2 billion of cash transition costs that we currently anticipate.

Accordingly, even if the Merger is consummated, the contemplated benefits may not be realized fully, or at all, or may take longer to realize than expected.

The use of AMR’s and our respective pre-Merger NOL carryforwards and certain other tax attributes may be limited following the consummation of the Merger.

Under the Code, a corporation is generally allowed a deduction in any taxable year for NOL carryforwards. As of December 31, 2012, AMR had available NOL carryforwards of approximately $6.6 billion for regular U.S. federal income tax purposes, which will expire, if unused, beginning in 2022, and for state income tax purposes of $3.6 billion, which will expire, if unused, between 2013 and 2027. The amount of AMR’s NOL carryforwards for state income tax purposes that will expire, if unused, in 2013 is $105 million. AMR’s NOL carryforwards could be subject to limitation as a result of the Chapter 11 bankruptcy cases and certain related transactions. As of December 31, 2012, we had available NOL carryforwards of approximately $1.5 billion for regular U.S. federal income tax purposes, which will expire, if unused, beginning in 2025, and for state income tax purposes of approximately $722 million, which will expire, if unused, in 2013 through 2031. The amount of our NOL carryforwards for state income tax purposes that will expire, if unused, in 2013 is $13 million. Our NOL carryforwards may also be subject to limitation as a result of the Merger. In addition, both our and AMR’s NOL carryforwards are subject to adjustment on audit by the IRS.

A corporation’s ability to deduct its federal NOL carryforwards and to utilize certain other available tax attributes can be substantially constrained under the general annual limitation rules of Section 382 of the Code if it undergoes an “ownership change” as defined in Section 382 of the Code (generally where cumulative stock ownership changes among certain shareholders exceed 50 percentage points during a rolling three-year period). We and AMR each expect to undergo an “ownership change” in connection with AMR’s emergence from its Chapter 11 bankruptcy cases and the Merger, respectively. The general limitation rules for a debtor in a bankruptcy case such as AMR are liberalized where the ownership change occurs upon emergence from bankruptcy. In addition, under certain circumstances, special rules may apply to allow AMR to utilize substantially all of its pre-emergence NOL carryforwards without regard to the general limitations of Section 382 of the Code, and similar rules also may apply to state NOL carryforwards. However, there can be no assurance that these special rules under Section 382 of the Code (or any similar rules under applicable state law) will apply to AMR’s ownership change. Accordingly, the utilization of each of AMR’s and our respective NOL carryforwards and certain other tax attributes could be significantly constrained following AMR’s emergence from its Chapter 11 bankruptcy cases and the Merger. Moreover, an ownership change subsequent to consummation of the Merger could further limit or effectively eliminate the combined company’s ability to utilize such NOL carryforwards and other tax attributes.

The combined company’s ability to use NOL carryforwards will also depend on the amount of taxable income generated in future periods. The NOL carryforwards may expire before the combined company can generate sufficient taxable income to use the NOL carryforwards.

The combined company will require significant liquidity to fund its emergence from Chapter 11 and to achieve successful integration and achieve targeted synergies post-closing.

At emergence from Chapter 11, AMR will pay approximately $1.4 billion in cash to settle certain obligations in connection with the Reorganization Plan. In addition, the transition costs to integrate the two businesses may exceed the approximately $1.2 billion of cash transition costs that we and AMR currently anticipate. An inability to obtain necessary funding on acceptable terms would have a material adverse impact on the combined company and on its ability to sustain its operations.

Each of our and AMR’s indebtedness and other obligations are, and the combined company’s indebtedness and other obligations following the consummation of the Merger will continue to be, substantial and could adversely affect the combined company’s business and liquidity.

We and AMR each have, and the combined company will continue to have, significant amounts of indebtedness and other obligations, including pension obligations, obligations to make future payments on aircraft equipment and property leases, and obligations under aircraft purchase agreements. Moreover, currently all but a very limited quantity of our and AMR’s assets are pledged to secure their respective indebtedness. The combined company’s substantial indebtedness and other obligations could have important consequences. For example, they may:

•

limit the combined company’s ability to obtain additional funding for working capital, to withstand operating risks that are customary in the industry, capital expenditures, acquisitions, investments, integration costs, and general corporate purposes, and adversely affect the terms on which such funding can be obtained;

•

require the combined company to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness and other obligations, thereby reducing the funds available for other purposes;

•	make the combined company more vulnerable to economic downturns and catastrophic external events;

•	contain restrictive covenants that could:

•	limit the combined company’s ability to merge, consolidate, sell assets, incur additional indebtedness, issue preferred stock, make investments and pay dividends; and

•

significantly constrain the combined company’s ability to respond, or respond quickly, to unexpected disruptions in its own operations, the U.S. or global economy, or the businesses in which it operates, or to take advantage of opportunities that would improve its business, operations, or competitive position versus other airlines; and

•	limit the combined company’s ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions.

In addition, increases in the cost of financing could adversely affect the combined company’s liquidity, business, financial condition, and results of operations.

AMR has not yet secured financing for all of its scheduled aircraft deliveries, which will be utilized in the fleet of the combined company after the Merger.

AMR has not yet secured financing commitments for some of the aircraft that it has on order, commencing with certain deliveries scheduled for 2013, and AMR cannot be assured of the availability or the cost of that financing. If AMR is unable to arrange financing for such aircraft at customary advance rates and on terms and conditions acceptable to it, AMR, prior to the Merger, and the combined company thereafter, may need to use cash from operations to purchase such aircraft or may seek to negotiate deferrals for such aircraft with the aircraft manufacturers.

The combined company will have significant pension and other post-employment benefit funding obligations, which may adversely affect its liquidity, financial condition, and results of operations.

The combined company will have significant pension funding obligations, the amount of which will be dependent on the performance of investments held in trust by the pension plans, interest rates for determining liabilities, and actuarial experience. Currently, the combined company’s minimum funding obligation for its pension plans is subject to temporary, favorable rules that are scheduled to expire at the end of 2017. Upon the expiration of those rules, the combined company’s funding obligations are likely to increase materially. In addition, the combined company may have significant obligations for other post-employment benefits depending on the outcome of the adversary proceeding related to the retiree medical and life insurance obligations filed in the Chapter 11 cases. The foregoing post-employment benefit obligations could materially adversely affect the combined company’s liquidity, financial condition, and results of operations.

The combined company will need to obtain sufficient financing or other capital to operate successfully.

We and AMR currently plan to increase the combined company’s revenue in part by investing heavily in renewing and optimizing the combined company’s fleet and integrating the companies. Significant capital resources will be required to achieve these goals and, as a result, we and AMR estimate that the combined company’s planned aggregate capital expenditures on a consolidated basis for calendar years 2013-2017 would be approximately $20 billion. Accordingly, the combined company will need substantial financing or other capital resources, some of which may be obtained prior to AMR’s emergence from the Chapter 11 cases and thus may be subject to Bankruptcy Court approval. Depending on numerous factors, many of which are out of our and AMR’s control, and will be out of the combined company’s control, such as the state of the domestic and global economy, the credit market’s view of the combined company’s prospects and the airline industry in general, and the general availability of debt and equity capital at the time the combined company seeks capital, the financing and other capital that the combined company will need may not be available to it, or may only be available on onerous terms and conditions. There can be no assurance that the combined company will be successful in obtaining financing or other needed sources of capital to operate successfully.

Risks Relating to the Notes

No prediction can be made as to what effect the Merger may have on the notes.

Prospective purchasers of the notes should be aware that if the Merger is consummated, no prediction can be made at this time as to what effect the Merger would have on our future business, financial condition and results of operations and whether the Merger would result in an improvement or deterioration of the credit quality of the entity obligated under the notes, any increase or decrease in the ratings of the notes or any change in the market value of the notes.

Our substantial level of indebtedness could impair our financial flexibility, competitive position and financial condition and could prevent us from fulfilling our obligations under the notes.

We have a substantial amount of indebtedness. As of March 31, 2013, on a pro forma basis after giving effect to the offering of the notes, we and the Guarantor would have had approximately $5.4 billion in indebtedness and capital lease obligations, of which approximately $4.5 billion would have been secured indebtedness. We are permitted by the terms of our other indebtedness to incur substantial additional indebtedness, subject to the restrictions therein. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could have other important consequences for investors in the notes. For example, it could:

•	make it more difficult for us to satisfy our obligations under our indebtedness, including the notes offered hereby;

•

limit our ability to borrow money or to sell or transfer assets in order to fund future working capital, capital expenditures, any future acquisitions, debt service requirements and other general business requirements;

•

require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures and other corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to respond to business opportunities; and

•

subject us to financial and other restrictive covenants, which, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our indebtedness.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

See also “—Risks Relating to the Merger and the Combined Company.”

The notes will be structurally subordinated to the liabilities of our subsidiaries except US Airways, including their guarantees of our credit facility and other financings.

After the completion of this offering, only US Airways, our wholly owned subsidiary and principal operating subsidiary, will guarantee the notes. We also conduct operations through other subsidiaries, and substantially all of our subsidiaries (including US Airways) are guarantors of the Citicorp credit facility, under which $1.10 billion in principal amount was outstanding as of March 31, 2013, and certain of our other financing arrangements. Generally, holders of indebtedness of, and trade creditors of, non-guarantor subsidiaries, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries before the assets are made available for distribution to any shareholder.

Accordingly, in the event that any non-guarantor subsidiary becomes insolvent, liquidates or otherwise reorganizes:

•	the creditors of US Airways Group (including the holders of the notes) will have no right to proceed against the assets of such subsidiary; and

•

the creditors of such non-guarantor subsidiary, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary before any shareholder, such as US Airways Group or the Guarantor of the notes, will be entitled to receive any distributions from such subsidiary.

As of March 31, 2013, the total consolidated indebtedness and capital lease obligations of US Airways Group was $4.9 billion. For the three months ended March 31, 2013, our non-guarantor subsidiaries generated less than 1% of our operating revenues and less than 1% of our earnings from operations, and as of March 31, 2013 our non-guarantor subsidiaries held approximately 2% of our total assets (excluding intercompany receivables) and had approximately 1% of our total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the notes.

To the extent the Merger is consummated and AMR and American Airlines, Inc. provide note guarantees, these note guarantees will be structurally subordinated to all of the indebtedness of AMR’s and American Airlines, Inc.’s non-guarantor subsidiaries. All of AMR’s and American Airlines, Inc.’s indebtedness (including all indebtedness of their non-guarantor subsidiaries) existing at the time the Merger is consummated will be permitted under the indenture governing the notes.

We are a holding company, and repayment of our debt, including the notes, is largely dependent on cash flow generated by our subsidiaries.

We are a holding company and substantially all of our operations are conducted through our subsidiaries. Accordingly, repayment of our indebtedness, including the notes, is largely dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. The ability of our subsidiaries to make payments to us will depend on their ability to generate cash in the future. This is subject, to a certain extent, to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control. Our subsidiaries may not generate sufficient cash flow from operations to enable us to pay our indebtedness or to fund our other liquidity needs, which could cause an event of default on the notes or lead our creditors to foreclose on the assets securing our other borrowings or indebtedness. In addition, our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments on our indebtedness. Each subsidiary is a distinct legal entity and, in certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In such a case, we may not be able to make required principal and interest payments on the notes.

The notes and the note guarantee will be effectively subordinated to our and the Guarantor’s existing and future indebtedness or other obligations secured by liens on assets, to the extent of the value of the assets pledged to secure those obligations.

If US Airways Group or the Guarantor becomes insolvent or is liquidated, or if payment under any secured obligation is accelerated, holders of secured indebtedness will be entitled to exercise the remedies available to a secured creditor under applicable law and pursuant to the terms of the agreement securing such indebtedness. The notes will not be secured by any assets, including the stock of US Airways Group subsidiaries or any intercompany debt. Consequently, with respect to the exercise of remedies by holders of our secured indebtedness or any existing or future indebtedness or other obligations secured by liens on assets, the proceeds of those assets of US Airways Group and the Guarantor that secure obligations under any existing or future secured indebtedness or other obligations will not be available to the holders of the notes. As a result, the notes and the note guarantee will be effectively subordinated to the obligations under any existing or future indebtedness or other obligations secured by liens on assets to the extent of the value of the assets pledged to secure those obligations.

As of March 31, 2013, on a pro forma basis after giving effect to the offering of the notes (but without giving effect to the Merger), we and the Guarantor would have had approximately $5.4 billion in indebtedness and capital lease obligations, of which approximately $4.5 billion would have been secured indebtedness.

To the extent the Merger is consummated and AMR and American Airlines, Inc. provide note guarantees, these note guarantees will be effectively subordinated to all of AMR’s and American Airlines, Inc.’s secured indebtedness to the extent of the value of the assets pledged to secure those obligations. All of AMR’s and American Airlines, Inc.’s indebtedness (including secured indebtedness) existing at the time the Merger is consummated will be permitted under the indenture governing the notes.

See also “—Risks Relating to the Merger and the Combined Company.”

The indenture governing the notes will impose operating and financial restrictions on us. If we breach these covenants, our obligation to repay such indebtedness may be accelerated and we may not be able to repay such debt, including the notes.

The indenture governing the notes will impose restrictions on US Airways Group and its restricted subsidiaries. Among other things, the indenture governing the notes limits our and our restricted subsidiaries’ ability to:

•	pay dividends, redeem or repurchase stock or make other distributions or restricted payments;

•	repay subordinated indebtedness;

•	make certain loans and investments;

•	incur indebtedness or issue preferred stock;

•	merge, consolidate or sell assets;

•	undergo certain change of control transactions; and

•	designate subsidiaries as unrestricted.

These restrictions on our ability to operate our business in our discretion could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition, and other corporate opportunities. Our ability to comply with these covenants may be affected by events beyond our control, and we may be required to seek waivers or amendments of covenants or alternative sources of financing, or to reduce expenditures. We cannot assure you that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to us.

A breach of any of the covenants or restrictions contained in the indenture governing the notes could result in an event of default. Such a default could allow our debt holders, including the noteholders, to accelerate the notes or other debt, as applicable, as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding thereunder to be due and payable. If our debt is accelerated, our assets may not be sufficient to repay such debt, including the notes in full.

Federal and state fraudulent transfer laws may permit a court to void obligations under the notes or the note guarantee, and, if that occurs, you may not receive any payments on the notes.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the incurrence of indebtedness (including indebtedness under the notes and the note guarantee) could be voided as a fraudulent transfer or conveyance if (i) we or the Guarantor, as applicable, incurred the indebtedness with the intent of hindering, delaying or defrauding creditors or (ii) we or the Guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for incurring the indebtedness and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or the Guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the note guarantee;

•	the incurrence of the indebtedness left us or the Guarantor, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or the Guarantor intended to, or believed that we or the Guarantor would, incur debts beyond our or the Guarantor’s ability to pay as they mature; or

•

we or the Guarantor were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the Guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the incurrence of obligations under the notes or the note guarantee was a fraudulent transfer or conveyance, the court could void the amounts owing under the notes or the note guarantee or further subordinate such amounts to presently existing and future indebtedness of ours or of the Guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or the note guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the Guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the obligations under the notes or the note guarantee would not be further subordinated to our or any of the Guarantor’s other debt.

We may be unable to repay the notes at maturity.

At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we cannot obtain such waivers or refinance these borrowings, we would be unable to repay the notes.

Any credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

Any credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to the structure, market or other factors related to the value of the notes.

Our ability to access the debt capital markets may be impaired because of our credit ratings.

The notes will be rated below investment grade. In the future we may not be able to sell our debt securities or borrow money in such amounts, at the times, at the lower interest rates or upon the more favorable terms and conditions that might otherwise be available to us if our debt were rated investment grade. The below-investment grade credit rating of the notes may make it more difficult for us to obtain future debt financing. In addition, future debt security issuances or other borrowings may be subject to further negative terms, including limitations on indebtedness or similar restrictive covenants, particularly if our ratings decline further.

Our credit ratings are influenced by some important factors not entirely within our control, such as fuel costs and lowered demand for air travel due to terrorism, contagious illnesses or economic conditions and the regulatory environment. We have historically had substantial liquidity needs in the operation of our business; consequently, our credit ratings could impair our ability to obtain sufficient liquidity to operate in the normal course of business. Moreover, because the kinds of events and contingencies that impair our credit ratings and our ability to access the debt capital markets are often the same kinds of events and contingencies that could cause us to seek to raise additional capital on a non-ordinary course, urgent basis, we may not be able to issue debt securities or borrow money upon acceptable terms, or at all, at the times at which we may most need additional capital.

We may be unable to purchase the notes upon the occurrence of certain change of control transactions.

Upon the occurrence of certain change of control transactions involving us (not including the Merger), we would be required to offer to purchase the notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The “Change of Control” provision of the notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction that may materially adversely affect you unless the transaction is included within the definition of a “Change of Control.” See “Description of Notes—Certain Covenants—Change of Control Offer to Purchase.”

Other future debt may contain prohibitions of events that would constitute a “Change of Control” or would require such debt to be repurchased upon a “Change of Control.” Moreover, the exercise by holders of the notes of the right to require us to repurchase their respective notes could cause a default under our existing or future debt, even if the change of control itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of the notes upon a repurchase may be limited by our financial resources at the time of such repurchase. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase the notes in connection with a change of control would result in a default under the indenture governing the notes. Such a default would, in turn, constitute a default under much of our existing debt, and may constitute a default under future debt as well.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, that would not constitute a “Change of Control” under the indenture governing the notes, but that could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure, or otherwise adversely affect holders of the notes.

Under the indenture governing the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered a “Change of Control.” The term “Change of Control” is limited to certain specified transactions and may not include other events that might harm our financial condition. See “Description of Notes—Certain Covenants—Change of Control Offer to Purchase.” As a result, we could enter into any of these transactions without being required to make an offer to purchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or otherwise materially adversely affect the holders of the notes. Accordingly, our obligation to offer to purchase the notes upon a “Change of Control” would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A “Change of Control,” as defined in the indenture governing the notes, will require us to make an offer to repurchase all outstanding notes. The definition of “Change of Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another individual, group or entity may be uncertain.

The change of control repurchase provisions may delay or prevent an otherwise beneficial takeover attempt of us.

The change of control purchase rights, which will allow noteholders to require us to purchase all or a portion of their notes upon the occurrence of certain change of control transactions involving us or the Guarantor, as defined in “Description of Notes,” may in certain circumstances delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use such proceeds for general corporate purposes, and therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management and our board of directors with regard to the use of these proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

An active trading market for the notes may not develop.

The notes are a new issue of securities for which there is currently no public market, and an active trading market might never develop. If traded after their initial issuance, the notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We do not plan to list the notes on a securities exchange. We have been advised by underwriters that they presently intend to make a market in the notes. However, the underwriters are not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time and without notice. If the underwriters cease to act as the market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon, among other facts, the number of holders of the notes, our results of operations and financial condition, the credit ratings of the notes, the market for similar securities and the interest of securities dealers in making a market in the notes.

We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture governing the notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture governing the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

The notes lack a “cross-default” event of default, a “judgment default” event of default and some covenants typically found in other comparably rated debt securities, including some of our debt securities and the covenants that are included in the notes are subject to significant exceptions and “baskets”.

The notes lack the protection of a “cross-default” event of default, a “judgment default” event of default and several other restrictive covenants typically associated with comparably rated debt securities, including covenants restricting the following:

•	sale of assets and the use of proceeds therefrom;

•	sale-leaseback transactions;

•	liens;

•	issuing subordinated debt not subordinated to the notes and the note guarantee;

•	transactions with affiliates; and

•	dividend and other payment restrictions affecting subsidiaries.

In addition, the covenants that are included in the notes are subject to significant exceptions and “baskets”.

We may choose to redeem notes when prevailing interest rates are relatively low.

We may choose to redeem the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

An adverse rating of the notes may cause their trading price to fall and could result in increased interest and other financial expenses related to future borrowings.

A rating agency may assign a rating that is lower than the rating expected by the noteholders. Rating agencies also may lower ratings on the notes or any of our other debt in the future. If rating agencies assign a lower than-expected rating or reduce, or indicate that they may reduce, their ratings of our debt in the future, the trading price of the notes could significantly decline.

A decision by a rating agency to downgrade the rating of the notes in the future could result in increased interest and other financial expenses relating to our future borrowings and could restrict our ability to obtain additional financing on satisfactory terms, if at all. In addition, any downgrade could restrict our access to, and negatively impact the terms of, trade credit extended to us by our vendors.

USE OF PROCEEDS

The proceeds from this offering will be approximately $493.8 million, after deducting underwriting fees and before expenses.

We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2013:

•	on an actual basis; and

•	as adjusted to give effect to our issuance of $500.00 million aggregate principal amount of notes pursuant to this offering.

You should read this table together with our financial statements and notes thereto and other financial and operating data included elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	March 31, 2013
	Actual	As Adjusted
	(in millions)
Current maturities of debt and capital leases(1)	$1,616	$1,616
Long-term debt and capital leases, net of current maturities(1)	3,278	3,278
6.125% Notes due 2018 offered hereby	—	500

Total long-term debt	$4,894	$5,394

Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized, 163,231,675 shares issued and outstanding	2	2
Additional paid-in capital	2,141	2,141
Accumulated other comprehensive income	(7)	(7)
Accumulated deficit	(1,295)	(1,295)
Total stockholders’ equity	$841	$841

Total capitalization	$5,735	$6,235

(1)	Does not reflect the New Credit Facility expected to close on or about May 22, 2013. See “Recent Developments.”

SELECTED FINANCIAL DATA

	Three months ended March 31,		Year ended December 31,
	2013	2012	2012
	(unaudited, in millions)
EBITDAR(1)	$370	$373	$1,947
Adjusted EBITDAR(1)	$381	$303	$1,847

(1)	EBITDAR is defined by us as net income before interest expense net of interest income and capitalized interest, income tax provision, depreciation and amortization and aircraft rent. Adjusted EBITDAR represents EBITDAR excluding special charges (credits). A detailed listing of these exclusions is provided below. Our management believes that EBITDAR and Adjusted EBITDAR provide useful information about our operating performance. However, these measures should not be considered as alternatives to net income or cash flows from operating activities as indicators of operating performance or liquidity. EBITDAR and Adjusted EBITDAR are not recognized terms under GAAP. EBITDAR and Adjusted EBITDAR should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. EBITDAR and Adjusted EBITDAR exclude some, but not all, items that affect net income, and these measures may vary among other companies. Therefore, EBITDAR and Adjusted EBITDAR as presented herein may not be comparable to similarly titled measures of other companies. In addition, EBITDAR, Adjusted EBITDAR, net income and interest expense, net as presented herein are not the same as similar terms used in the indenture for the notes offered hereby and should not be used for any calculations under such indenture. The following table shows the calculation of EBITDAR and Adjusted EBITDAR:

	Three months ended March 31,		Year ended December 31,
	2013	2012	2012
	(unaudited, in millions)
EBITDAR and Adjusted EBITDAR Calculations
Net income	$44	$48	$637
Addback:
Income tax provision	—	—	—
Interest expense, net	84	82	341
Depreciation and amortization	75	68	275
Aircraft rent	167	175	694

EBITDAR	$370	$373	$1,947
Exclusions:
Special charges (credits)(A)	11	(70)	(100)

Adjusted EBITDAR	$381	$303	$1,847

(A)	The following table presents additional information regarding the special charges (credits) excluded from net income and from EBITDAR in calculating Adjusted EBITDAR:

	Three months ended March 31,		Year ended December 31,
	2013	2012	2012
	(unaudited, in millions)
Special Charges (Credits)
Mainline operating special items, net(a)	$39	$3	$34
Express operating special items, net	2	—	3
Nonoperating special items, net(b)	(30)	(73)	(137)

Total Exclusions	$11	$(70)	$(100)

(a)	The 2013 first quarter consisted primarily of merger related costs and charges related to the ratification of the US Airways flight attendant collective bargaining agreement. The 2012 period consisted primarily of merger related costs and auction rate securities arbitration costs.
(b)	The 2013 first quarter consisted of a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities. The 2012 first quarter consisted of a $73 million gain related to the slot transaction with Delta Air Lines, Inc. (“Delta”). The 2012 period primarily consisted of a $142 million gain related to the slot transaction with Delta, offset in part by $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for US Airways Group and its consolidated subsidiaries for the three months ended March 31, 2013 and for each of the five years in the period ended December 31, 2012.

	Three Months Ended March 31,	Years Ended December 31,
	2013	2012	2011	2010	2009		2008
Ratio of earnings to fixed charges	1.22	1.83	1.11	1.68	(a	)	(a	)

(a)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $253 million and $2.22 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

DESCRIPTION OF NOTES

The Company will issue the notes under an indenture, dated as of the Closing Date, among the Company, the Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of the Closing Date. The following summarizes the material provisions of the notes. The following description supplements (and, to the extent inconsistent therewith, replaces) the description of the terms of the debt securities and guarantees under “Description of Debt Securities” in the accompanying prospectus. See “—Certain Definitions” below for definitions of certain capitalized terms used in the following description. We refer to the indenture, as supplemented by such supplemental indenture, as the “indenture.” The following description does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the notes, which we urge you to read because they, and not this description, define your rights as a note holder. A copy of the indenture will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC.

General

The notes will be initially limited to $500,000,000 aggregate principal amount, will mature on June 1, 2018 and will be our senior unsecured obligations.

The notes bear interest at the rate of 6.125% per year on the principal amount from the original issue date or from the most recent date to which interest has been paid or for which interest has been provided. Interest is payable semiannually in arrears on June 1 and December 1, commencing on December 1, 2013, to holders of record at the close of business on the May 15 and November 15 immediately preceding such interest payment date. Each payment of interest on the notes will include interest accrued through the day before the applicable interest payment date (or redemption date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day without any interest or other payment due to the delay. Interest is calculated using a 360-day year composed of twelve 30-day months.

Interest will cease to accrue on a note upon its maturity, redemption or purchase by us at the holder’s option upon a Change of Control. We may not reissue a note that has matured, been redeemed, been purchased by us at the holder’s option upon a Change of Control or otherwise been cancelled, except for registration of transfer, exchange or replacement of such note.

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The indenture contains no covenants or other provisions to afford protection to holders of notes in the event of a highly leveraged transaction or a change in control except to the extent described under “—Certain Covenants—Change of Control Offer to Purchase,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Merger and Sales of Assets.”

The notes will be issued in the form of one or more global notes deposited with a custodian for DTC, and beneficial interests in the global notes will be shown on DTC’s book-entry records. See “—Form and Settlement; Book-Entry System.” The notes will be issued in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The notes will not be listed on any national securities exchange.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of this series of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes; provided that any additional notes that are not fungible with the notes for U.S. federal income tax purposes must be issued under a separate CUSIP number.

The Note Guarantee

The Guarantor will fully and unconditionally guarantee on a senior unsecured basis the due and punctual payment of the principal of (and premium, if any) and interest on the notes, whether at Stated Maturity, upon redemption, upon acceleration, upon required repurchase at the option of the holder or otherwise according to the terms thereof and of the indenture and all other obligations of the Company under the indenture and the notes.

There is a risk that the note guarantee is voidable under applicable law relating to fraudulent transfer or conveyance or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void obligations under the notes or the note guarantee, and, if that occurs, you may not receive any payments on the notes.” The indenture provides that, in the event that the Guarantor Obligations under the note guarantee would constitute such a fraudulent transfer or conveyance or violation of similar laws, then the liability of the Guarantor under the note guarantee will be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation.

The Guarantor will be released from all obligations under its note guarantee upon the legal defeasance of the notes in accordance with the terms of the indenture. See “—Satisfaction and Discharge of the Indenture; Defeasance.” The Guarantor will also be released from all obligations under its note guarantee in the circumstances described under “—Merger and Sales of Assets.”

Substantially concurrently with the consummation of the AMR Merger, the Company, the Guarantor, the Trustee, AMR and AA will enter into a supplemental indenture to the indenture pursuant to which AMR and AA will guarantee the notes on the same basis as the Guarantor (the “American Guarantee”), in which case references to the Guarantor in this Description of Notes will apply to each of US Airways, AMR and AA. Following the American Guarantee, references to the “Company” in “—Certain Covenants—Restricted Payments,” “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and “—Certain covenants—SEC Reports” and the definitions as used in such sections shall be deemed to refer to AMR and, if applicable, references to the “Guarantor” in such sections and the definitions as used in such sections shall be deemed to include US Airways Group. Following the American Guarantee, references to the “Company” in “—Events of Default” and the definition of “Change of Control” shall be deemed to refer to AMR.

Neither AMR nor AA will provide (or be required to provide) any guarantee of the notes to the extent the AMR Merger does not close.

Ranking of the Notes and the Note Guarantee

The notes will represent our senior unsecured obligations, and the note guarantee will represent the senior unsecured obligation of the Guarantor. The notes and the note guarantee rank equally in right of payment with all of our and the Guarantor’s existing and future unsecured and unsubordinated debt. However, the notes and the note guarantee will be effectively subordinated to all of our and the Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such debt and structurally subordinated to all existing and future obligations of the Company’s subsidiaries other than the Guarantor.

If the AMR Merger is consummated and AMR and American Airlines, Inc. provide note guarantees, these note guarantees will rank pari passu in right of payment with all of AMR’s and American Airlines, Inc.’s existing and future senior indebtedness and senior in right of payment to all of AMR’s and American Airlines, Inc.’s future senior subordinated and subordinated indebtedness. These note guarantees will be effectively subordinated to all of AMR’s and American Airlines, Inc.’s secured indebtedness to the extent of the value of the assets pledged to secure those obligations. These note guarantees will also be structurally subordinated to all of the indebtedness of AMR’s and AA’s non-guarantor subsidiaries. All indebtedness existing at AMR and its subsidiaries at the time the AMR Merger is consummated will be permitted under the indenture.

As of March 31, 2013, on a pro forma basis after giving effect to the offering of the notes (but without giving effect to the AMR Merger), the Company and the Guarantor would have had approximately $5.4 billion of indebtedness and capital lease obligations, of which approximately $4.5 billion would have been secured indebtedness.

In the event of any distribution of our or the Guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of unsecured indebtedness that is deemed to be of the same class as the notes and the note guarantee, and potentially with all of our and the Guarantor’s other general creditors, based upon the respective amounts owed to each holder or creditor, in our and the Guarantor’s remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

Holders of the notes will be creditors of only the Company and the Guarantor for purposes of the notes and the note guarantee and not our other subsidiaries. The ability of our creditors, including you, to participate in any distribution of assets of any of our non-guarantor subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that non-guarantor subsidiary’s creditors, including trade creditors, and any prior or equal claim of any equity holder of that non-guarantor subsidiary. As a result, you may receive less, proportionately, than the creditors of our non-guarantor subsidiaries. See “Risk Factors—Risks Related to the Notes—The notes will be structurally subordinated to the liabilities of our subsidiaries except US Airways, including their guarantees of our credit facility and other financings.

Sinking Fund

The notes will not be entitled to the benefit of any sinking fund.

Optional Redemption

The Company will have the right to redeem the notes, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to (but not including) such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means with respect to any redemption date for notes, the average of two Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means any of Citigroup Global Markets Inc., Barclays Capital Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.l5 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Redemption Procedures

The Company will provide not less than 30 nor more than 60 days’ notice delivered to each registered holder of the notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the notes or portions of such notes called for redemption. In the event that any redemption date is not a business day, the Company will pay the redemption price on the next business day without any interest or other payment due to the delay.

If less than all of the outstanding notes are to be redeemed, subject to the DTC procedures for global notes, the Trustee will select the notes to be redeemed in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. In this case, the Trustee may select the notes by lot, pro rata or by any other method the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee will make the selection at least 30 days but no more than 60 days before the redemption date from outstanding notes not previously called for redemption.

Certain Covenants

The indenture will contain, among other things, the following covenants:

Change of Control Offer to Purchase

If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture.

In the Change of Control Offer, the Company will offer to make a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to

(but not including) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will deliver a notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the Company will issue and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

However, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price; and a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If a Change of Control occurs at a time when the Company is prohibited, by the terms of any of our indebtedness, from purchasing the notes, the Company may seek the consent of its lenders to the purchase of the notes or may attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the notes. In such case, the Company’s failure to offer to purchase the notes would constitute a Default (as defined below) under the indenture. For the avoidance of doubt, the indenture provides that the Company’s failure to offer to purchase the notes would constitute a Default under clause (3) and not clause (1) under the caption “—Events of

Default,” but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (1) under such caption.

Future indebtedness that the Company or the Guarantor may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of notes of their right to require the Company to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk factors—Risks related to the notes—We may be unable to purchase the notes upon the occurrence of certain change of control transactions.”

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of US Airways Group (or, following the American Guarantee, AMR) and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company US Airways Group (or, following the American Guarantee, AMR) and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Restricted Payments

Following the American Guarantee, references to the “Company” in this section (“—Restricted Payments”) and the definitions as used in this section shall be deemed to refer to AMR and references to the “Guarantor” in this section and the definitions as used in this section shall be deemed to include US Airways Group.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Company, an increase in the liquidation value thereof, and (y) dividends, distributions or payments payable to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

(3)	make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (3), a “purchase”) any Indebtedness of the Company or the Guarantor that is contractually subordinated in right of payment to the notes or to the note guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity thereof; or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Company and its Restricted Subsidiaries since the Closing Date and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (22) of the next succeeding paragraph), is less than the greater of (i) $0 and (ii) the sum, without duplication, of:

(1)	(x) on any date prior to the AMR Merger, 50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of US Airways Group for the period (taken as one accounting period) from October 1, 2011 to the end of US Airways Group’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment and (y) on any date following the AMR Merger, the sum of the amount calculated pursuant to the foregoing clause (x) as of the date immediately preceding the AMR Merger; plus 50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of AMR for the period (taken as one accounting period) from the date of the AMR Merger to the end of AMR’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or Restricted Investment; plus

(2)	100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by (x) US Airways Group after the Closing Date and prior to the AMR Merger and (y) AMR following the AMR Merger, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of US Airways Group or AMR, as applicable, and excluding Excluded Contributions and other than proceeds from any Permitted Warrant Transaction); plus

(3)	(x) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by US Airways Group or a Restricted Subsidiary of US Airways Group from the issue or sale of convertible or exchangeable Disqualified Stock of US Airways Group or a Restricted Subsidiary of US Airways Group or convertible or exchangeable debt securities of US Airways Group or a Restricted Subsidiary of US Airways Group (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after the Closing Date and prior to the AMR Merger for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of US Airways Group) and (y) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by AMR or a Restricted Subsidiary of AMR from the issue or sale of convertible or exchangeable Disqualified Stock of AMR or a Restricted Subsidiary of AMR or convertible or exchangeable debt securities of AMR or a Restricted Subsidiary of AMR (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged following the AMR Merger for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of AMR); plus

(4)	to the extent that any Restricted Investment that was made (x) after the Closing Date and prior to the AMR Merger by US Airways Group or any of its Subsidiaries and (y) following the AMR Merger, by AMR or any of its Subsidiaries, in each case, is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of US Airways Group or AMR, as applicable, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(5)	to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Company designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the greater of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(6)

100% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company after the Closing Date from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the

Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

There shall be no increase in respect of any amount contemplated by clause (4), (5) or (6) above pursuant to any such clause to the extent such amount otherwise increases the capacity of the Company or any of its Restricted Subsidiaries to make Restricted Payments pursuant to this paragraph or clause (15) of the next succeeding paragraph. As of March 31, 2013, the amount available for Restricted Payments pursuant to the foregoing provision (without giving effect to the AMR Merger) was greater than $300 million.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be Excluded Contributions;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or the Guarantor that is contractually subordinated in right of payment to the notes or to the note guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)	the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million ($60 million following the American Guarantee) in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with (x) the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by the indenture, in which case the aggregate price paid by the Company and its Restricted Subsidiaries may not exceed $50.0 million ($150.0 million following the American Guarantee) in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation or (y) the AMR Merger, in which case no dollar limitation shall be applicable); provided further that the Company or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $10.0 million ($30.0 million following the American Guarantee) of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)

the repurchase of Equity Interests or other securities deemed to occur upon (a) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (b) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Company or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)	so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Company or any preferred stock of any Restricted Subsidiary of the Company in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8)	payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person or (iii) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Company to the extent such dividends are included in the definition of Fixed Charges for such Person;

(10)	in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or the Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however , that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or the Guarantor (or a third party to the extent permitted by the indenture) has made a Change of Control Offer as a result of such Change of Control (it being agreed that the Company or the Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);

(11)	Restricted Payments made with Excluded Contributions;

(12)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)	the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (a) in connection with any full or partial “spin-off” or similar transactions of any Subsidiary that is the Guarantor, the Company would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, (I) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (II) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction and (b) for any full or partial “spin-off” or similar transactions of any Subsidiary that is not the Guarantor, no Default has occurred and is continuing;

(14)	the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $500.0 million since the Closing Date;

(15)	so long as no Default has occurred and is continuing any (x) Restricted Payment (other than a Restricted Investment) made on and after the Closing Date and (y) Restricted Investments outstanding at any such time, in an aggregate amount, with respect to all such Restricted Payments and Restricted Investments, not to exceed $300 million ($900 million following the American Guarantee);

(16)	the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Company or any Restricted Subsidiary of the Company;

(17)	the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the date of the indenture not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(18)	(a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Company’s or a parent company of the Company’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of such common stock are entitled to receive cash or other consideration for their shares of the such common stock) or similar transaction with respect to the Company, such parent company or such common stock, cash and/or other property;

(19)	any Restricted Payments that are required to be made in connection with the consummation of the AMR Merger in order to comply with or give effect to the provisions of the AMR Merger Agreement;

(20)	so long as no Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of the Company or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);

(21)	any Restricted Payment so long as both before and after giving effect to such Restricted Payment, the Company and its Restricted Subsidiaries have Cash Liquidity of at least $1.1 billion ($2.2 billion following the American Guarantee); and

(22)	Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (22), do not exceed 5.0% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries.

In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by an officer of the Company and, if greater than $10 million, set forth in an officers’ certificate of the Company delivered to the Trustee.

For purposes of determining compliance with this covenant, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (22) above, or is entitled to be made pursuant to the first paragraph under this caption “—Restricted Payments,” the Company will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

Notwithstanding anything in the indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under the indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.

Incurrence of Indebtedness and Issuance of Preferred Stock

Following the American Guarantee, references to the “Company” in this section (“—Incurrence of Indebtedness and Issuance of Preferred Stock”) and the definitions as used in this section shall be deemed to refer to AMR and references to the “Guarantor” in this section and the definitions as used in this section shall be deemed to include US Airways Group.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Company’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by the Company and the Guarantor of the notes and note guarantee in the aggregate principal amount to be issued on the Closing Date and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);

(2)	the incurrence by the Company or any of its Restricted Subsidiaries of (a) the Existing Indebtedness and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date and (b) the AMR Indebtedness and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the AMR Merger;

(3)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $2.5 billion ($8.0 billion following the American Guarantee) or (ii) 40% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries;

(4)

the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the Company or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including without limitation (and in each case, whether or not owned by the Company or its Restricted Subsidiaries) Aircraft Related Facilities or

Aircraft Related Equipment) used in the business of the Company or any of its Restricted Subsidiaries;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of (a) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses
(2), (4), (5), (6), (13), (20), (21), (24) or (25) of this paragraph and (b) Permitted Refinancing Indebtedness secured by Aircraft Related Equipment or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Company or any of its Restricted Subsidiaries that was secured by Aircraft Related Equipment or other assets; including, in the case of both clauses (a) and (b), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Company and its Restricted Subsidiaries of Indebtedness of any other Restricted Subsidiaries in connection with, or in contemplation of, a spin-off of such other Restricted Subsidiary;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (i) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (ii) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Company or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Company or a Restricted Subsidiary of the Company, or into which the Company or a Restricted Subsidiary of the Company is merged, consolidated or amalgamated, or (iii) that is an outstanding obligation or commitment to enter into an obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Company or a Restricted Subsidiary of the Company and becomes a Restricted Subsidiary of the Company;

(7)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries;

(8)	the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock;

(9)	the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the Ordinary Course of Business;

(10)	the Guarantee (including by way of co-obligation or assumption) by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed or assumed;

(11)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the Ordinary Course of Business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);

(12)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(13)	Indebtedness (a) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (b) incurred to finance or refinance Aircraft Related Equipment or other operating assets (including, without limitation, to reimburse the Company or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subsection (b) of this clause (13), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an officer of the Company or Restricted Subsidiary, as applicable, (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associate with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer or such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);

(14)	Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $10.0 million ($30 million following the American Guarantee) in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Company;

(15)	reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances;

(16)	surety and appeal bonds that do not secure judgments that constitute an Event of Default;

(17)	Indebtedness of the Company or any of its Restricted Subsidiaries to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the Ordinary Course of Business, whether in the form of hold-backs or otherwise;

(18)	the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any other Restricted Subsidiary of the Company, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

(19)	the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the Ordinary Course of Business;

(20)	Indebtedness in respect of or in connection with tax-exempt or tax-advantaged municipal bond and similar financings related to Aircraft Related Facilities;

(21)	Credit Card purchases of fuel;

(22)

Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such

Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

(23)	Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements entered into in the Ordinary Course of Business;

(24)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness that is either (a) unsecured and expressly contractually subordinated in right of payment to the prior payment in full in cash of all notes and Guarantor Obligations on terms not materially less favorable to the holders of the notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Company) for senior subordinated “high yield” debt securities or (b) unsecured, pari passu with all notes and Guarantor Obligations and convertible into common stock of the Company; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (a) and (b) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $500 million ($1.5 billion following the American Guarantee) at any time outstanding; and

(25)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $1.0 billion ($3.0 billion following the American Guarantee), at any time outstanding.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that the terms “Existing Indebtedness” and “AMR Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (1) or (3) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (1) through (25) above so long as such item (or portion) of Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant:

•	the accrual of interest or preferred stock dividends,

•	the accretion or amortization of original issue discount,

•	the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms,

•

the reclassification of preferred stock or of operating leases or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP or due to a modification of such operating leases, and

•	the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets as of such date; and

(b)	the amount of the Indebtedness of the other Person as of such date.

Designation of Restricted and Unrestricted Subsidiaries

Following the American Guarantee, references to the “Company” in this section (“—Designation of Restricted and Unrestricted Subsidiaries”) and the definitions as used in this section shall be deemed to refer to AMR and references to the “Guarantor” in this section and the definitions as used in this section shall be deemed to include US Airways Group.

The Board of Directors may designate any Restricted Subsidiary (other than the Guarantor) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under the covenant described above under the caption “—Restricted Payments” and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will be permitted only if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default would be in existence following such designation.

For the avoidance of doubt, none of US Airways Group, US Airways, AMR or AA may be designated as an Unrestricted Subsidiary.

SEC Reports

Following the American Guarantee, references to the “Company” in this section (“—SEC Reports”) and the definitions as used in this section shall be deemed to refer to AMR.

The Company will furnish to the Trustee within 30 days after it files them with the SEC, copies of the Company’s annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. Delivery of any reports, information and documents to the Trustee will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture or documents related thereto.

Merger and Sales of Assets

The indenture provides that the Company and the Guarantor may consolidate with or merge into, or convey, transfer or lease all or substantially all of the Company’s or the Guarantor’s properties and assets to, any Person (including in connection with an Airlines Merger) provided that, among other items:

•

the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture, all our obligations under the notes and the indenture (in the case of the Company) or the obligations under the note guarantee (in the case of the Guarantor); and

•

except in connection with any Airlines Merger or a merger of US Airways Group with the Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

Any such successor will succeed to and be substituted for, and may exercise every right and power of, the Company or the Guarantor, whichever is party to such transaction, under the indenture, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the notes.

For the avoidance of doubt, this section will not restrict mergers, conveyances, transfers or leases by a Restricted Subsidiary of US Airways Group (or, following the American Guarantee, AMR) that is not US Airways Group or the Guarantor.

Events of Default

Following the American Guarantee, references to the “Company” in this section (“—Events of Default”) shall be deemed to refer to AMR.

An “Event of Default” occurs with respect to the notes if any of the following occurs:

(1)	default in any payment of the principal amount or premium, if any, on any of the notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

(2)	failure to pay interest on the notes when such interest becomes due and payable and such failure continues for a period of 30 days;

(3)	failure by the Company or any of its Restricted Subsidiaries to comply with any other covenants or agreements applicable to the notes and such failure continues for 60 days after the notice specified below;

(4)	except as permitted by the indenture, the note guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor denies or disaffirms in writing its obligations under the note guarantee; or

(5)	certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

A Default under clause (3) above will not constitute an Event of Default until the Trustee notifies us or the holders of at least 25% in principal amount of the outstanding notes notify us and the Trustee of the Default and we do not cure such Default within 60 days after receipt of such notice.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may, by written notice to us (and to the Trustee, if such notice is given by the holders of the notes), declare the principal amount of the notes and any accrued and unpaid interest on the notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries, the principal amount of and accrued and unpaid interest on the notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

If a Default with respect to the notes occurs and is continuing and is actually known to a trust officer of the Trustee, the Trustee will deliver to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or accrued and unpaid interest on the notes, the Trustee may withhold the notice if and so long as a committee comprised of its trust officers in good faith determines that withholding such notice is in the interest of the holders of the notes.

An Event of Default with respect to the notes will not necessarily be an event of default with respect to any other debt securities issued under the indenture, and an event of default with respect to another series of debt securities issued under the indenture will not necessarily be an Event of Default with respect to the notes.

The indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the notes, or exercising any trust or power conferred on the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or, subject to certain exceptions, that the Trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

By notice to the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the notes, (ii) a Default arising from the failure to redeem or purchase any note when required pursuant to the terms of the indenture or (iii) a Default in respect of a provision that under the indenture cannot be amended without the consent of each holder of the notes affected. Further, the holders of a majority in principal amount of the notes by notice to the Trustee may rescind an acceleration of the notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the notes have been cured or waived, except nonpayment of the principal amount of, and accrued and unpaid interest on, the notes that has become due solely because of acceleration.

Modification of Indenture

Without Holder Consent

Without notice to or the consent of any holders of notes, the Company, the Guarantor and the Trustee may amend the indenture as it applies to the notes:

•	to evidence the succession of another Person to us or the Guarantor pursuant to a consolidation, merger or conveyance, transfer or lease of assets permitted under the indenture; or

•	to surrender any right or power conferred upon us; or

•

to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes, and to add any additional Events of Default for the notes, subject to certain limitations; or

•

to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution, officers’ certificate or in the notes that may be defective or inconsistent with any other provision contained therein; or

•

to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of notes; or

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect; or

•

to add to or change any provisions of the indenture to such extent as necessary to permit or facilitate the issuance of the notes in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the holders of notes in any material respect; or

•	to provide security for the notes; or

•	to provide additional guarantees for the notes; or

•	to make any change that does not adversely affect the rights of any holder of notes; or

•

to evidence and provide for the acceptance of appointment of a separate or successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee.

With Holder Consent

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the notes is generally required to amend the indenture as it applies to the notes. However, without the consent of each holder of an affected note, an amendment may not:

•	make any change to the percentage of principal amount of notes the holders of which must consent to an amendment or waiver; or

•	reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods, of the notes; or

•	make the notes of such holder payable in money or securities other than that as stated in the notes; or

•	make any change that adversely affects such holders’ right to require us to purchase the notes of such holder in accordance with the terms of the indenture; or

•	impair the right of such holder to institute suit for the enforcement of any payment with respect to the notes; or

•

except as referred to under “—Satisfaction and Discharge of the Indenture; Defeasance” or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to the indenture, release the Guarantor from its obligations under its note guarantee or make any change in the note guarantee that would adversely affect such holder; or

•

change certain requirements relating to waiving an existing Default or to the right to receive payment of, or bring suit to enforce payments of, the principal amount of, premium, if any, or interest on the notes; or

•	modify any of the foregoing provisions of this sentence.

Satisfaction and Discharge of the Indenture; Defeasance

The indenture shall cease to be of any further effect with respect to the notes if either (a) the Company has delivered to the Trustee for cancellation all notes (with certain limited exceptions) or (b) all notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company shall have deposited with the Trustee as trust funds the amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be.

In addition, the Company shall have a “legal defeasance option” (pursuant to which the Company may terminate, with respect to the notes, all of its obligations, except for certain obligations, under the notes and the indenture with respect to the notes and all obligations of the Guarantor under the note guarantee) and a “covenant defeasance option” (pursuant to which the Company may terminate, with respect to the notes, its obligations under the covenants described under “—Certain Covenants” above). If the legal defeasance option is exercised with respect to the notes, payment of the notes may not be accelerated because of an Event of Default. If the covenant defeasance option is exercised with respect to the notes, payment of the notes may not be accelerated because of an Event of Default related to the specified covenants.

In order to exercise either the legal defeasance option or the covenant defeasance option with respect to the notes:

•

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

•

in the case of an election of the legal defeasance option, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that: (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•

in the case of an election of the covenant defeasance option, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as certain bankruptcy, insolvency or reorganization Events of Default are concerned, at any time in the period ending on the 91st day after the date of deposit;

•

such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company is a party or by which the Company is bound;

•

the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the

Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

•

the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

The Registrar and Paying Agent

The Trustee has been appointed the registrar and paying agent for the notes. Notes are transferable at the office of the registrar. Principal and interest will be payable at the office of the paying agent. We may, however, pay interest at our option by check delivered to registered holders of the notes or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the registrar for the notes. Payments of principal of the notes will be made against surrender of the notes at the office of the Trustee (acting as paying agent) at our option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes.

Governing Law

The indenture is, and the notes and note guarantee will be, governed by, and construed in accordance with, the laws of the State of New York.

Form and Settlement; Book-Entry System

The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Except under circumstances described below, the notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal and interest payments on notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of the Company, the Guarantor, the Trustee, any paying agent or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

We expect that the depositary for the notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.

Notes represented by the global note will be exchangeable for certificated securities with the same terms only if:

•

DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days following the notification to Company or the Company becoming aware of such event;

•	the Company executes and delivers to the Trustee an officers’ certificate to the effect that such global note shall be so exchangeable; or

•

an Event of Default shall have occurred and be continuing and owners of beneficial interests in the global note in an amount not less than a majority of the aggregate outstanding principal amount of such global note have delivered to the Company and the Trustee a notice indicating that the continuation of the book-entry system through DTC is no longer in the best interests of the holders of such beneficial interests; or

•	we and a holder of a beneficial interest in a global note otherwise agree.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a member of the Federal Reserve System. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives, own The Depository Trust & Clearing Corporation, the sole owner of DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certain Definitions

Set forth below are certain defined terms used in the indenture, which are used in the descriptions under “—Certain Covenants” above:

“AA” means American Airlines, Inc., a Delaware corporation, or its successor.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling, “ “controlled by” and “under common control with” have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.

“Aircraft Related Equipment” means aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets.

“Aircraft Related Facilities” means (i) airport terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing.

“Airline/Parent Merger” means the merger or consolidation, if any, of US Airways Group (or, following the American Guarantee, AMR) with any airline Subsidiary of US Airways Group (or, following the American Guarantee, AMR).

“Airlines Merger” means the merger, asset transfer, consolidation or other transaction which results in one or more airline Subsidiaries of US Airways Group (or, following the American Guarantee, AMR) operating under a single operating certificate.

“AMR” means AMR Corporation, a Delaware corporation, or its successor.

“AMR Indebtedness” means all Indebtedness of AMR and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt) in existence at either (a) the Closing Date or (b) the time of the AMR Merger, in each case until such amounts are repaid; provided that any Indebtedness in existence on the Closing Date that is refinanced with the proceeds of Indebtedness in existence at the time of the AMR Merger shall not be “AMR Indebtedness.”

“AMR Merger” means the merger contemplated by the AMR Merger Agreement.

“AMR Merger Agreement” means the Agreement and Plan of Merger, dated as of February 13, 2013, among AMR, AMR Merger Sub, Inc. and US Airways Group, as amended from time to time.

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means, as of the date acquired, purchased or made, as applicable: (i) marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date; (ii) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having, at the time of the acquisition thereof, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s; (iii) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of three years or less from such date; (iv) investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (v) certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers’ acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any lender under the Credit Agreement or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250,000,000; (vi) fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date; (vii) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (i) through (vi) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds; (viii) shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s; (ix) auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days; (x) investments made pursuant to the Company’s or any of its Restricted Subsidiaries’ investment guidelines; (xi) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million; (xii) securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and (xiii) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.

“Cash Liquidity” means, at any time, the aggregate amount of Unrestricted Cash of the Company at such time; provided that “Unrestricted Cash” for purposes of this definition shall exclude an amount equal to 50% of the value of all Unrestricted Cash held in deposit accounts and securities accounts in connection with the Credit Agreement.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) but excluding any Excluded Person); or

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person other than an Excluded Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2) (i) any such transaction where the Voting Stock of the Company (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (ii) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Company with or into, any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (ii), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).

For the avoidance of doubt, the AMR Merger, any Airline/Parent Merger and any Airlines Merger will not be a Change of Control under the indenture.

Following the American Guarantee, references to the “Company” in this definition shall be deemed to refer to AMR.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Change of Control Payment” has the meaning assigned to that term in the second paragraph under the caption “—Change of Control Offer to Purchase.”

“Change of Control Payment Date” has the meaning assigned to that term in the second paragraph under the caption “—Change of Control Offer to Purchase.”

“Closing Date” means the date of original issuance of the notes.

“Co-Branded Card Agreement” means that certain America West Co-Branded Card Agreement dated as of January 25, 2005, between US Airways Group (as successor in interest to America West Airlines, Inc.) and Barclays Bank Delaware (as successor in interest to Juniper Bank), as amended, restated, supplemented or otherwise modified, including pursuant to that certain Assignment and First Amendment to the America West Co-Branded Card Agreement, dated as of August 8, 2005, among US Airways Group, America West Airlines, Inc. and Barclays Bank Delaware (as successor in interest to Juniper Bank).

“Company” means, subject to the interpretation provisions described in “—The Note Guarantee” following the American Guarantee, US Airways Group.

“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(5)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)	the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(7)	deductions for grants to any employee of the Company or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus

(8)	any net loss arising from the sale, exchange or other disposition of capital assets by the Company or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

(9)	any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus

(10)	proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(11)	any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger (including the AMR Merger, any Airlines Merger or any Airline/Parent Merger), disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus

(12)	non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus

(13)	the sum of (i) income tax credits and (ii) interest income included in computing such Consolidated Net Income;

in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs (whether incurred before or after the effective date of any applicable reorganization plan, including, following the AMR Merger, AMR’s reorganization plan); curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities (including the notes), Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under the indenture, including a refinancing thereof (in each case whether or not successful) (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Parent Merger); and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2)	the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3)	the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)	the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)

the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial

Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging will be excluded;

(6)	any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)	the effect on such Person of any non-cash items resulting from any write-up, writedown or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Parent Merger) or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205—Presentation of Financial Statements, 350—Intangibles—Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;

(8)	any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and

(9)	any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) will be excluded.

‘‘Consolidated Tangible Assets’’ means, as of any date of determination, Consolidated Total Assets of the Company and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.

‘‘Consolidated Total Assets’’ means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Convertible Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary of the Company (which may be Guaranteed by the Guarantor) permitted to be incurred under the terms of the indenture that is either (a) convertible or exchangeable into common stock of the Company or a parent company of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company or a parent company of the issuer and/or cash (in an amount determined by reference to the price of such common stock).

“Credit Agreement” means the loan agreement, dated on or about May 22, 2013, to be entered into by and among US Airways, as borrower, US Airways Group, as a guarantor, certain subsidiaries of the Company party thereto from time to time other than the Guarantor, as guarantors, the lenders party thereto from time to time and Citicorp North America, Inc., as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Credit Card” means any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements, including, without limitation, the Credit Agreement, providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Default” means any event which, unless cured or waived, is, or after notice or passage of time or both would be, an Event of Default.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, the preferred stock to be issued to the creditors of AMR pursuant to AMR’s plan of reorganization, as amended, will not constitute Disqualified Stock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means net cash proceeds received by the Company after the Closing Date from:

(1)	contributions to its common equity capital (other than from any Subsidiary); or

(2)	the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an officers’ certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Excluded Person” means AMR and any Subsidiary of AMR.

“Existing Indebtedness” means all Indebtedness of US Airways Group and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt) in existence on the Closing Date until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company; provided that any such officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “ Calculation Date ”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and certified in an officers’ certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(2)	the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)	any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)	the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)	the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Notwithstanding the foregoing definition, with respect to leases (whether or not they are required to be capitalized on a Person’s balance sheet under generally accepted accounting principles in the United States of America in effect as of the date of the indenture) and with respect to financial matters related to leases, including assets, liabilities and items of income and expense, “GAAP” shall mean (other than for purposes of the covenant described under “—Certain Covenants—SEC Reports”), and determinations and calculations shall be made in accordance with, generally accepted accounting principles in the United States of America, which are in effect as of the date of the indenture.

“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guarantor” means US Airways and, following the American Guarantee, each of US Airways, AMR and AA (and, following the American Guarantee, references to “the Guarantor” shall be deemed to mean “each Guarantor”, “any Guarantor” or “a Guarantor” as the context requires).

“Guarantor Obligations” means the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the notes), if any, on the notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any holder or otherwise, according to the terms thereof and of the indenture and all other obligations of US Airways Group with respect to the notes to the holder or the Trustee thereunder.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.

For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the Ordinary Course of Business; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the foregoing, none of the following will constitute Indebtedness: (a) Banking Product Obligations, (b) obligations in respect of the pre-purchase of frequent flyer miles, (c) maintenance deferral agreements, (d) an amount recorded as indebtedness in the Company’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (e) obligations under the Co-Branded Card Agreement, (f) a deferral of pre-delivery payments relating to the purchases of Aircraft Related Equipment, (g) obligations under flyer miles participation agreements and (h) air traffic liability.

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the fourth to last paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Notwithstanding the foregoing, any Equity Interests retained by the Company or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Company or any Restricted Subsidiary of the Company after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the fourth to last paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Marketing and Service Agreements” means those certain business, marketing and service agreements among US Airways Group and/or any of its Subsidiaries and any of Mesa Airlines, Inc., Chautauqua Airlines, Inc., Trans States Airlines, Inc., United Air Lines, Inc., Republic Airline, Inc., SkyWest Airlines and Air Wisconsin Airlines Corporation and such other parties or agreements from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling and marketing agreements that are entered into in the Ordinary Course of Business.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)	as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-Recourse Financing Subsidiary” means any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.

“Ordinary Course of Business” means, with respect to the Company or any of its Subsidiaries, (a) in the Ordinary Course of Business of, or in furtherance of an objective that is in the ordinary course of business of,

Company and its Subsidiaries, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of one or more commercial air carriers in the United States.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock (or a parent company of the Company’s common stock) purchased by the issuer of any Convertible Indebtedness in connection with the issuance of any such Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the issuer of such Convertible Indebtedness from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by such issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the business in which the Company and its Restricted Subsidiaries are engaged on the Closing Date.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in cash, Cash Equivalents and any foreign equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)	any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to officers, directors or employees made in the Ordinary Course of Business in an aggregate principal amount not to exceed $10.0 million ($30.0 million following the American Guarantee);

(9)	redemption or purchase of the notes;

(10)	any Guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)	any Investment of US Airways Group and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date and any Investment of AMR and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the date of the AMR Merger and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on the date of the AMR Merger; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date or the date of the AMR Merger, as applicable, or (b) as otherwise permitted under the indenture;

(12)	Investments or commitments to make Investments acquired after the Closing Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger and Sales of Assets” after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)	the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)	accounts receivable arising in the Ordinary Course of Business;

(15)	Investments in connection with outsourcing initiatives in the Ordinary Course of Business;

(16)	Permitted Bond Hedge Transactions which constitute Investments;

(17)	Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 30% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the time of such Investment;

(18)	Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (18) shall not be permitted if unreimbursed within 90 days of any such extension of credit;

(19)	Investments in connection with financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;

(20)	Investments in Non-Recourse Financing Subsidiaries (other than Receivables Subsidiaries in connection with Qualified Receivables Transactions), in an aggregate amount outstanding at any time not to exceed $100 million ($300 million following the American Guarantee);

(21)	Investments consisting of payments to or on behalf of any Person (including without limitation any third-party service provider) for purposes of improving or reconfiguring aircraft or Aircraft Related Equipment owned or operated by such Person in order to enhance or improve the brand under which the Company or any of its Affiliates operate, in an aggregate amount outstanding at any time not to exceed $100 million ($300 million following the American Guarantee); and

(22)

Investments in travel or airline related businesses made in connection with Marketing and Service Agreements, alliance agreements, distribution agreements, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (22) (excluding

Investments existing on the date of the indenture) shall not exceed $100 million ($300 million following the American Guarantee) at any time outstanding.

(23)	Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;

(24)	Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;

(25)	Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Company or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;

(26)	Investments made in Unrestricted Subsidiaries not to exceed $10 million ($30 million following the American Guarantee) in any fiscal year in the aggregate;

(27)	Investments in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply, in each case, in the Ordinary Course of Business;

(28)	Investments consisting of advances and loans to Affiliates of the Company or the Guarantor, in an aggregate amount outstanding at any time not to exceed $100 million ($300 million following the American Guarantee);

(29)	Investments in connection with outsourcing initiatives in the Ordinary Course of Business;

(30)	guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with the Company or any of its Restricted Subsidiaries in connection with the regional air carrier’s business with the Company or such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Company or any of its Restricted Subsidiaries provides ground handling services;

(31)	so long as no Default has occurred and is continuing, any Investment by the Company and/or any Restricted Subsidiary of the Company; and

(32)	Investments consisting of guarantees of Indebtedness of any Person to the extent that such Indebtedness is incurred by such Person in connection with activities related to the business of the Company or any Restricted Subsidiary of the Company and the Company has determined that the incurrence of such Indebtedness is beneficial to the business of the Company or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $100 million ($300 million following the American Guarantee).

“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted

Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness); (2) if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the notes;

(3)	if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(4)	notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Company or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock (or a parent company of the Company’s common stock) sold by the Company substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Company or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing or securitization of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the

Ordinary Course of Business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services.

“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Closing Date.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means the date specified in the notes as the fixed date on which an amount equal to the principal amount of the notes is due and payable.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)	any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of the indenture.

“Unrestricted Cash” means cash and Cash Equivalents of the Company that (i) may be classified, in accordance with GAAP, as “unrestricted” on the consolidated balance sheets of the Company or (ii) may be classified, in accordance with GAAP, as “restricted” on the consolidated balance sheets of the Company solely in favor of the secured parties pursuant to any secured Credit Facility; provided, however, that Unrestricted Cash shall not include (a) cash or Cash equivalents deposited as additional “collateral” for the obligations under a secured Credit Facility, (b) passenger facility charges or (c) cash, Cash Equivalents or other assets carried in deposit accounts and securities accounts pursuant to the terms of a secured Credit Facility to the extent the secured parties thereunder are exercising control of such accounts.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“US Airways” means US Airways, Inc., a Delaware corporation, or its successor.

“US Airways Group” means US Airways Group, Inc., a Delaware corporation, or its successor.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of notes, but does not purport to be a comprehensive description of all the tax consequences that may be applicable to an investment in the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary deals only with a note held as a capital asset by a beneficial owner who purchased the note on original issuance at its “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes is sold to the public for cash). Generally, the “issue price” of a note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell notes under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any;

•	the impact of the Medicare contribution tax, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift tax consequences, if any.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding the notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” is a beneficial owner (other than an entity treated as a partnership for U.S. federal income tax purposes) of notes that is not a U.S. holder. Special rules may apply to some non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in some circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

Payments of stated interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time such payments are paid or accrued, in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. If, however, the notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Additional Payments

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes—Certain Covenants—Change of Control Offer to Purchase”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. Although the issue is not free from doubt, we intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not binding on the IRS, and if the IRS were to take a contrary position, U.S. holders may be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, U.S. holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including any purchase of the notes by us in the case of a fundamental change) equal to the difference between the amount realized (less accrued interest, which will be taxable as such) upon the sale, exchange, redemption or other taxable disposition and such U.S. holder’s tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note, increased by any accrued original issue discount and decreased by any payment on the note other than a payment of qualified stated interest. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be a long-term capital gain or loss. Otherwise, such gain or loss will be a short-term capital gain or loss. Non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on net long-term capital gains. A U.S. holder’s ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•

the non-U.S. holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

either (a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) the non-U.S. holder holds the notes through specified foreign intermediaries or specified foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Additional Payments

In certain circumstances (see “Description of Notes—Optional Redemption” and “Description of Notes— Certain Covenants—Change of Control Offer to Purchase”), we may be obligated to pay additional amounts on the notes. Such payments may be treated as interest subject to the rules described above or additional amounts paid for the notes subject to the rules described below, as applicable, or as other income subject to U.S. federal withholding tax. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If you are a non-U.S. holder who is an individual described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption or other taxable disposition of a note, generally in the same manner as if you were a U.S. holder. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will generally be subject to a flat 30% tax (or, if applicable, a lower treaty rate) on the gain recognized on the sale, exchange, redemption or other taxable disposition of a note. Such gain may be offset by U.S. source capital losses, even though you are not considered a resident of the United States, provided that you have timely filed U.S. federal income tax returns with respect to such losses.

Any amounts received by a non-U.S. holder on a sale, exchange, redemption or other taxable disposition of a note that is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—Consequences to Non-U.S. Holders—Payments of Interest.”

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “—Consequences to Non-U.S. Holders—Payments of Interest” has been received. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through specified U.S.-related financial intermediaries, unless the statement described above has been received or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

UNDERWRITING

Citigroup Global Markets Inc. (“Citigroup”) is acting as joint book-running manager of the offering and as sole representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$175,000,000
Barclays Capital Inc.	$100,000,000
Goldman, Sachs & Co.	$100,000,000
Morgan Stanley & Co. LLC	$100,000,000
Credit Suisse Securities (USA) LLC	$25,000,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.75% per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.45% per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have agreed that, for a period of 30 days from the closing date, we will not, and the Guarantor will not, without the prior written consent of Citigroup, offer, sell, or enter into any agreement to sell any debt securities issued or guaranteed by us or by the Guarantor having a term of more than one year (subject to certain exceptions including the securities offered hereby and certain pass through certificates secured by aircraft owned by us). Citigroup in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by US Airways Group
Per note	1.25%

We estimate that our total expenses for this offering, not including underwriting discounts, will be $1,000,000.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our or our affiliates’ securities. In particular, Citigroup and Morgan Stanley & Co. LLC and/or certain of their respective affiliates acted or are acting as joint lead arrangers, bookrunners, syndication agent, administrative agent or collateral agent for the lenders under our existing credit facility, under which $1.1 billion is currently outstanding, administered by Citicorp North America, Inc.

In addition, Citigroup, Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC and/or their affiliates are acting as joint lead arrangers, bookrunners, syndication agent or documentation agents for the New Credit Facility. See “Prospectus Summary—Recent Developments.” Affiliates of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are also providers of energy commodities to US Airways. In addition, an affiliate of Barclays Capital Inc. is acting as a financial advisor to us in connection with the Merger, and a separate affiliate of Barclays Capital Inc. is a party to our co-branded credit card agreement.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We and the Guarantor have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus

Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/ EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in each relevant member state. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the notes and the note guarantee will be passed on for us by Latham & Watkins LLP, and for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

The consolidated financial statements of US Airways Group, Inc. and its subsidiaries and US Airways, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and must file reports, proxy statements and other information with the SEC. You may read and copy documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information we have filed electronically with the SEC. This web site is located at http://www.sec.gov. US Airways Group’s common stock is listed on the New York Stock Exchange. Accordingly, certain reports, proxy statements and other information we have filed with the SEC may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Certain information is also available at our web site or from links on our web site at http://www.usairways.com. Information on our web site does not constitute part of this prospectus supplement or the accompanying prospectus.

We have filed a registration statement (together with all amendments to the registration statement, collectively, the “Registration Statement”) with the SEC under the Securities Act, with respect to the securities offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to US Airways Group and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or superseded such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished on Form 8-K, which information is expressly not incorporated by reference herein):

•	Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2012, filed on February 20, 2013, as amended by the 10-K/A for the fiscal year ended December 31, 2012 filed on April 16, 2013.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, filed on April 23, 2013.

•	Our Current Reports on Form 8-K, including any amendments thereto, filed on February 14, 2013, March 5, 2013, April 12, 2013, April 25, 2013 and May 16, 2013.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or subsequent to the date of this prospectus supplement and the accompanying prospectus including any Current Report on Form 8-K with respect to certain exhibits to the Registration Statement in connection with this offering, and, in all events, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Corporate Secretary

US Airways Group, Inc.

111 West Rio Salado Parkway

Tempe, Arizona 85281

(480) 693-0800

PROSPECTUS

US AIRWAYS GROUP, INC.

Common Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. Payment obligations under any series of debt securities may be guaranteed by our subsidiary, US Airways, Inc.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “LCC.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. These securities also may be resold by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If we or any selling securityholders use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2012

Important Notice About the Information Presented In This Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe: the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Throughout this prospectus references to “US Airways Group,” the “Company,” “we,” “us” and “our” refer to US Airways Group, Inc., including its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. References to “US Airways” refer to US Airways, Inc.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s web site at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You can also find our SEC filings on our website at www.usairways.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

This prospectus incorporates by reference some of the reports, proxy and information statements and other information that US Airways Group and US Airways have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. The information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished under Items 2.02 or 7.01 of Form 8-K and any related exhibits) prior to the termination of the offering of the securities offered by this prospectus:

•	Annual Report of US Airways Group and US Airways on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 22, 2012;

•	Quarterly Report of US Airways Group and US Airways on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on April 25, 2012;

•	Current Reports of US Airways Group and US Airways on Form 8-K filed with the SEC on January 30, 2012, May 4, 2012 and May 16, 2012;

•	Definitive Proxy Statement of US Airways Group with respect to the 2012 Annual Meeting of Stockholders filed with the SEC on April 27, 2012; and

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The description of the common stock of US Airways Group contained in its registration statement on Form 8-A, filed with the SEC on September 22, 2005 and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Corporate Secretary

US Airways Group, Inc.

111 West Rio Salado Parkway

Tempe, Arizona 85281

(480) 693-0800

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements included and incorporated by reference in this prospectus and any accompanying prospectus supplement should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, our outlook, expected fuel costs, the revenue and pricing environment, and our expected financial performance and liquidity position. These statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause our actual results and financial position to differ materially from these statements. These risks and uncertainties include, but are not limited to, the following:

•	the impact of future significant operating losses in the future;

•	downturns in economic conditions and their impact on passenger demand, booking practices and related revenues;

•	the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel;

•	increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates;

•	our high level of fixed obligations and our ability to fund general corporate requirements, obtain additional financing and respond to competitive developments;

•	any failure to comply with the liquidity covenants contained in our financing arrangements;

•	provisions in our credit card processing and other commercial agreements that may affect our liquidity;

•	the impact of union disputes, employee strikes and other labor-related disruptions;

•	our inability to maintain labor costs at competitive levels;

•	interruptions or disruptions in service at one or more of our hub airports or our focus city;

•	regulatory changes affecting the allocation of slots;

•	our reliance on third-party regional operators or third-party service providers;

•	our reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents;

•	changes in government regulation;

•	the impact of changes to our business model;

•	competitive practices in the industry, including the impact of industry consolidation;

•	the loss of key personnel or our ability to attract and retain qualified personnel;

•	the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns;

•	our ability to operate and grow our route network;

•	the impact of environmental regulation;

•	our reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems;

•	costs of ongoing data security compliance requirements and the impact of any significant data security breach;

•	the impact of any accident involving our aircraft or the aircraft of our regional operators;

•	delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity;

•	our dependence on a limited number of suppliers for aircraft, aircraft engines and parts;

•	our ability to operate profitably out of Philadelphia International Airport;

•	the impact of weather conditions and seasonality of airline travel;

•	the impact of possible future increases in insurance costs or reductions in available insurance coverage;

•	the impact of global events that affect travel behavior, such as an outbreak of a contagious disease;

•	the impact of foreign currency exchange rate fluctuations;

•	our ability to use NOLs and certain other tax attributes; and

•	other risks and uncertainties listed from time to time in our reports to and other filings with the SEC.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement and/or in our most recent annual report on Form 10-K, Item 1A. under the heading “Risk Factors” and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus, any accompanying prospectus supplement or the applicable incorporated document, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement. We assume no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should carefully read this prospectus, any prospectus supplement, and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

OUR COMPANY

US Airways Group is a holding company whose primary business activity is the operation of a major network air carrier through its wholly owned subsidiaries US Airways, Piedmont Airlines, Inc., PSA Airlines, Inc., Material Services Company, Inc. and Airways Assurance Limited. US Airways Group was formed in 1982, and its origins trace back to the formation of All American Aviation in 1939. Material Services Company, Inc. and Airways Assurance Limited operate in support of our airline subsidiaries in areas such as the procurement of aviation fuel and insurance. US Airways, a Delaware corporation, was formed in 1982. On September 27, 2005, US Airways Group merged with America West Holdings Corporation, with US Airways Group as the surviving corporation.

We are a Delaware corporation, and our principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. Our telephone number is (480) 693-0800, and our internet address is www.usairways.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. For additional information about US Airways Group, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The financial data presented below for US Airways Group is derived from and should be read in conjunction with US Airways Group’s audited financial statements included in its annual reports on Form 10-K for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 and the unaudited financial statements of US Airways Group included in its quarterly report on Form 10-Q for the three months ended March 31, 2012.

The following table sets forth the ratio of earnings to fixed charges for the three months ended March 31, 2012 and for each of the five years in the period ended December 31, 2011.

	Three Months Ended March 31, 2012	Years Ended December 31,
		2011	2010	2009		2008		2007
Ratio of earnings (loss) to fixed charges	1.25	1.11	1.68	(a	)	(a	)	1.61

(a)	Earnings for the years ended December 31, 2009 and 2008 were not sufficient to cover fixed charges by $253 million and $2.22 billion, respectively.

For purposes of the table, “earnings” consists of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and issuance costs, a portion of rent expense, which is deemed to be representative of an interest factor, and capitalized interest.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes. We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following summary of certain provisions of our common stock is qualified by reference to the provisions of applicable law and to our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 400 million shares of common stock, par value $0.01 per share. As of April 30, 2012, 162,332,291 shares of common stock were outstanding, 43,700,109 shares were reserved for issuance upon the conversion of our convertible notes, 15,832,282 shares were reserved for issuance under outstanding equity grants and 10,367,648 shares were reserved for future issuance under our incentive plans. Our common stock is listed on the NYSE under the symbol “LCC.”

Holders of common stock participate equally as to any dividends or distributions on the common stock. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

The outstanding shares of our common stock are legally issued, fully paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Voting Rights

The holders of US Airways Group common stock are entitled to one vote per share on all matters submitted to a vote of common stockholders, except that voting rights of non-U.S. citizens are limited to the extent that the shares of common stock held by such non-U.S. persons would otherwise be entitled to more than 24.9% of the aggregate votes of all outstanding equity securities of US Airways Group. Holders of common stock have no right to cumulate their votes.

Stock Certificates

Our bylaws provide that our board of directors may provide by resolution or resolutions that some or all of any or all classes or series of our stock will be uncertificated shares.

Foreign Ownership Limitation

Our certificate of incorporation and bylaws provide limits on the voting and ownership of our equity securities owned or controlled by persons who are not citizens of the United States in order to comply with U.S. law and related rules and regulations of the U.S. Department of Transportation. Any equity securities owned by non-U.S. persons having in excess of 24.9% of the voting power of our outstanding equity securities will have their voting rights automatically suspended in reverse chronological order based upon the date of registration in our foreign stock record. In addition, any attempt to transfer equity securities to a non-U.S. person in excess of 49.9% of our outstanding equity securities will be void and of no effect and will not be recorded in our books and records.

Dividends

Our certificate of incorporation provides that stockholders are entitled to receive dividends and other distributions in cash, stock or property of US Airways Group when, as and if declared on our common stock by the board of directors from time to time out of assets or funds legally available therefor.

Our bylaws provide that dividends, if any, may be declared by the board of directors at any regular or special meeting of the board (or any action by written consent in lieu thereof) and may be paid in cash, property or shares of our capital stock. Before payment of any dividend, the directors may set aside such portion of the funds available for dividends as the board of directors, in its absolute discretion, deems proper as a reserve fund. Also, the board of directors may modify or abolish any such reserve.

Limitation of Personal Liability of Directors

Our certificate of incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law, or DGCL.

Our certificate of incorporation further provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Indemnification of Officers & Directors

Our certificate of incorporation provides that we:

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will indemnify our directors and officers to the fullest extent authorized or permitted by law. This right to indemnification continues even after a person has ceased to be a director or officer and inures to the benefit of his or her heirs, executors and personal and legal representatives. Subject to applicable law, the right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and

•

may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents similar to those conferred on directors and officers.

Except for proceedings to enforce rights to indemnification, we are not obligated to indemnify any director or officer or his or her heirs, executors or personal or legal representatives in connection with a proceeding or part thereof initiated by that person unless the proceeding or part thereof was authorized or consented to by the board of directors.

Our certificate of incorporation also provides that the rights to indemnification and to the advance of expenses are not exclusive of any other right which any person may have or acquire under the certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Anti-Takeover Matters

Number of Directors.    Our certificate of incorporation provides that our board of directors will consist of not less than one nor more than 15 directors, the exact number of which will be fixed from time to time by resolution adopted by a majority of our board of directors.

Classification of Board of Directors.    Our certificate of incorporation classifies the board of directors into three separate classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, with staggered three-year terms. If the number of directors is changed, any increase or decrease will be apportioned among the classes in order for the number of directors in each class to remain as nearly equal as possible.

Removal of Directors.    Our certificate of incorporation provides that any director may be removed at any time only “for cause” and only by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding capital stock entitled to vote for the election of directors.

Stockholder Action by Written Consent.    Our certificate of incorporation provides that any action required or permitted to be taken by stockholders must be taken at an annual or special meeting of stockholders and therefore stockholders may not take any action by written consent.

Amendment to Certificate of Incorporation.    Our certificate of incorporation provides that we reserve the right to amend, alter, change or repeal any provision contained in our certificate of incorporation in a manner in keeping with the certificate of incorporation or the DGCL, and that all rights conferred upon stockholders are granted subject to that reservation.

Our certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote for the election of directors to amend, alter, change, repeal or adopt any provision as part of the certificate of incorporation inconsistent with the purpose and intent of specified provisions of the certificate of incorporation.

Amendment of Bylaws.    Our certificate of incorporation provides that an affirmative vote of at least a majority of the board of directors or the affirmative vote of at least 80% of the voting power of the shares entitled to vote for the election of directors will be required to adopt, amend, alter or repeal our bylaws.

Special Meeting of Stockholders.    Our certificate of incorporation and bylaws provide that special meetings of the stockholders may be called by:

•	the chairman of the board of directors;

•	the chief executive officer or president; or

•	the board of directors.

Notice of Stockholder Meeting; Stockholder Nominations and Proposals.    Our bylaws provide that written notice of meetings of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at that meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called, must be given to each stockholder of record entitled to vote whenever stockholders are required or permitted to take any action at a meeting. The secretary must provide such notice not less than 10 nor more than 60 days before the date of the meeting. Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of candidates for election as directors. A stockholder who wishes to transact business at a meeting or nominate a candidate for election as a director must comply with these advance notice requirements and provide US Airways Group with certain information specified in our bylaws.

Business Combinations.    Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying or preventing changes in control if our board of directors determines that those changes in control are not in the best interests of US Airways Group and its stockholders. These provisions include, among other things, the following:

•	a classified board of directors with three-year staggered terms;

•	advance notice procedures for stockholder proposals to be considered at stockholders’ meetings;

•	the ability of US Airways Group’s board of directors to fill vacancies on the board;

•	a prohibition against stockholders taking action by written consent;

•	a prohibition against stockholders calling special meetings of stockholders;

•	requiring the approval of holders of at least 80% of the voting power of the shares entitled to vote in the election of directors for the stockholders to amend the amended and restated bylaws; and

•	super majority voting requirements to modify or amend specified provisions of US Airways Group’s certificate of incorporation.

These provisions are not intended to prevent a takeover, but are intended to protect and maximize the value of our stockholders’ interests. While these provisions have the effect of encouraging persons seeking to acquire control of our company to negotiate with our board of directors, they could enable our board of directors to prevent a transaction that some, or a majority, of our stockholders might believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an “interested stockholder,” the board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” or after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, owned, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust FSB, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “US Airways Group,” “we,” “our” or “us” refer to US Airways Group, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than US Airways Group) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any subsidiary of US Airways Group may consolidate with, merge into or transfer all or part of its properties to US Airways Group. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of US Airways Group; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10)

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by US Airways. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the number of warrants being offered with each share of common stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock;

•

the number of shares of common stock that can be purchased if a holder exercises the warrant and the price at which that common stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant will be adjusted proportionately if we subdivide or combine our common stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock;

•	pay any cash to all or substantially all holders of our common stock, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock; or

•

issue common stock or additional stock or other securities or property to all or substantially all holders of our common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain United States federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We, or selling securityholders, may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of US Airways Group.

EXPERTS

The consolidated financial statements of US Airways Group, Inc. and its subsidiaries as of December 31, 2011, and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$500,000,000

US Airways Group, Inc.

6.125% Senior Notes due 2018

PROSPECTUS SUPPLEMENT

May 21, 2013

Citigroup

Barclays

Goldman, Sachs & Co.

Morgan Stanley

Credit Suisse